EXHIBIT 99.1


        ===============================================================





                                MERGER AGREEMENT



                                  BY AND AMONG



                        MERGE TECHNOLOGIES INCORPORATED,

                             ADI ACQUISITION CORP.,

                           ACCUIMAGE DIAGNOSTICS CORP.

                                       AND


         THE PRINCIPAL SHAREHOLDER OF ACCUIMAGE DIAGNOSTICS CORPORATION







                                NOVEMBER 24, 2004





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

                                TABLE OF CONTENTS

                                                                            PAGE

RECITALS   ..................................................................1

SECTION 1. DEFINITIONS.......................................................1

SECTION 2. THE MERGER; CLOSING; EFFECTIVE TIME...............................8

          2.1. THE MERGER....................................................8

          2.2  CLOSING.......................................................8

          2.3  EFFECTIVE TIME................................................9

          2.4  CHARTER AND BYLAWS............................................9

          2.5. DIRECTORS AND OFFICERS........................................9

          2.6  EFFECT OF THE MERGER ON SHARES................................9

          2.7  EXCHANGE OF SHARES FOR MERGER CONSIDERATION..................11

          2.8  ADJUSTMENT FOR CLOSING BALANCE SHEET.........................12

          2.9      HOLDBACK.................................................13

SECTION 3.  REPRESENTATIONS AND WARRANTIES OF COMPANY AND THE PRINCIPAL
               SHAREHOLDER..................................................13

          3.1  ORGANIZATION.................................................14

          3.2  AUTHORIZATION OF TRANSACTION.................................14

          3.3  NONCONTRAVENTION; CONSENTS...................................14

          3.4. CAPITALIZATION...............................................15

          3.5  FINANCIAL STATEMENTS; SEC FILINGS............................16

          3.6  UNDISCLOSED LIABILITIES......................................18

          3.7  SUBSEQUENT EVENTS............................................19

          3.8  ACCOUNTS RECEIVABLE..........................................20

          3.9  TAX MATTERS..................................................20

          3.10 CONTRACTS....................................................22

          3.11 REAL PROPERTY................................................24

          3.12 INVENTORY....................................................25

          3.13 TITLE AND RELATED MATTERS....................................26

          3.14 INTELLECTUAL PROPERTY........................................26

          3.15 LITIGATION...................................................27

          3.16 EMPLOYEE BENEFITS............................................27

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                               TABLE OF CONTENTS
                                  (continued)
                                                                            PAGE

         3.17  LABOR RELATIONS; EMPLOYEES...................................29

         3.18  ENVIRONMENTAL MATTERS........................................30

         3.19  LEGAL COMPLIANCE.............................................32

         3.20  PERMITS......................................................32

         3.21    AFFILIATE AGREEMENTS.......................................33

         3.22  INSURANCE....................................................33

         3.23 BANK ACCOUNTS AND POWERS......................................33

         3.24 BROKERS' FEES.................................................34

         3.25 CERTAIN PAYMENTS..............................................34

         3.26 CUSTOMER RELATIONSHIPS........................................34

         3.27 VENDORS.......................................................34

         3.28 BOARD APPROVAL................................................35

         3.29 BOOKS AND RECORDS.............................................35

         3.30 ANTITRUST LAW COMPLIANCE......................................35

         3.31 PRODUCT LIABILITY.............................................35

         3.32 FULL DISCLOSURE...............................................36

         3.33 INTERNAL CONTROL OVER FINANCIAL REPORTING.....................36

         3.34 COMPLIANCE WITH SOX...........................................36

SECTION 4. REPRESENTATIONS AND WARRANTIES OF MERGE..........................37

         4.1  ORGANIZATION..................................................37

         4.2  AUTHORIZATION OF TRANSACTION..................................37

         4.3  NONCONTRAVENTION; CONSENTS....................................37

SECTION 5. PRE-CLOSING COVENANTS............................................37

         5.1  GENERAL.......................................................38

         5.2  NOTICES AND CONSENTS..........................................38

         5.3  CARRY ON IN ORDINARY COURSE...................................38

         5.4 NO DEFAULT.....................................................39

         5.5  FULL ACCESS...................................................39

         5.6  NOTICE OF DEVELOPMENTS........................................40

         5.7  NO SOLICITATION OF TRANSACTIONS...............................40

                               TABLE OF CONTENTS
                                  (continued)

                                                                            PAGE
         5.8 TAX MATTERS....................................................42

         5.9 NEW OEM CONTRACTS..............................................42

         5.10  PROXY STATEMENT..............................................43

         5.11 COMPANY SHAREHOLDERS' MEETING.................................44

         5.12 MISSING RECORDS...............................................44

SECTION 6. POST-CLOSING COVENANTS...........................................44

          6.1 GENERAL.......................................................44

         6.2  LITIGATION SUPPORT............................................44

         6.3  AGREEMENTS REGARDING TAX MATTERS..............................45

         6.4 CONFIDENTIAL INFORMATION.......................................45

         6.5  COVENANT NOT TO COMPETE; SOLICITATION.........................46

         6.6  PAYMENT OF PRINCIPAL SHAREHOLDER'S NOTE.......................46

SECTION 7. CLOSING CONDITIONS...............................................46

         7.1 CONDITIONS TO OBLIGATION OF MERGE..............................46

         7.2  CONDITIONS TO OBLIGATION OF THE COMPANY AND ITS SHAREHOLDERS..49

SECTION 8. REMEDIES FOR BREACHES OF THIS AGREEMENT..........................50

         8.1 SURVIVAL.......................................................50

         8.2 INDEMNIFICATION PROVISIONS FOR BENEFIT OF MERGE................50

         8.3 INDEMNIFICATION PROVISIONS FOR BENEFIT OF THE COMPANY..........51

         8.4 INDEMNIFICATION PROCEDURES.....................................51

         8.5 BASKET; CAP; SOLE SOURCES OF INDEMNIFICATION...................52

         8.6 RIGHT OF SET-OFF...............................................52

         8.7 DISPUTE RESOLUTION.............................................52

SECTION 9. TERMINATION......................................................53

         9.1  TERMINATION...................................................53

         9.2 EFFECT OF TERMINATION..........................................54

SECTION 10. MISCELLANEOUS...................................................55

         10.1 PRESS RELEASES AND ANNOUNCEMENTS..............................55

         10.2  EXPENSES; TRANSFER TAXES.....................................55

                               TABLE OF CONTENTS
                                  (continued)
                                                                            PAGE

         10.3  WAIVER.......................................................56

         10.4  FURTHER ASSURANCES...........................................56

         10.5  NO THIRD-PARTY BENEFICIARIES.................................56

         10.6  SUCCESSORS AND ASSIGNS.......................................56

         10.7  SEVERABILITY.................................................57

         10.8  COUNTERPARTS; FACSIMILE SIGNATURES...........................57

         10.9  DESCRIPTIVE HEADINGS; CONSTRUCTION...........................57

         10.10  NOTICES.....................................................57

         10.11  ENTIRE AGREEMENT............................................58

         10.12  AMENDMENTS..................................................59

         10.13  TIME OF ESSENCE.............................................59

         10.14  INCORPORATION OF EXHIBITS AND SCHEDULES.....................59
         10.15  ATTORNEYS' FEES; GOVERNING LAW..............................59

                                    EXHIBITS

Consulting Agreement...............................................Exhibit A
Escrow Agreement...................................................Exhibit B
Items for Opinion of Counsel of Company............................Exhibit C
Items for Opinion of Counsel to Merge..............................Exhibit D

                                    SCHEDULES

Subsidiaries and Affiliates........................................Schedule 3.1
Liens and Encumbrances; Consents...................................Schedule 3.3
Capitalization ....................................................Schedule 3.4
Company Financial Statements.......................................Schedule 3.5
Undisclosed Liabilities............................................Schedule 3.6
Conduct of Business................................................Schedule 3.7
Accounts Receivable................................................Schedule 3.8
Tax Matters........................................................Schedule 3.9
Contracts .........................................................Schedule 3.10
Leases.............................................................Schedule 3.11
Title..............................................................Schedule 3.13
Intellectual Property..............................................Schedule 3.14
Litigation.........................................................Schedule 3.15
Employee Benefit Plans.............................................Schedule 3.16
Labor Relations; Employees  .......................................Schedule 3.17
Legal Compliance...................................................Schedule 3.19
Permits............................................................Schedule 3.20
Affiliate Agreements...............................................Schedule 3.21
Insurance..........................................................Schedule 3.22
Bank Accounts......................................................Schedule 3.23
Customers .........................................................Schedule 3.26
Vendors............................................................Schedule 3.27
Internal Controls Over Financial Reporting.........................Schedule 3.33

                                MERGER AGREEMENT

         THIS MERGER AGREEMENT (the "AGREEMENT") is made and entered into as of the 24th day November, 2004 by and among MERGE TECHNOLOGIES INCORPORATED, a Wisconsin corporation ("MERGE"), ADI ACQUISITION CORP., a Nevada corporation ("ACQUISITION SUB"), ACCUIMAGE DIAGNOSTICS CORP., a Nevada corporation (together with its subsidiaries and predecessors, the "COMPANY"), and AVIEL FALIKS ("PRINCIPAL SHAREHOLDER").

                                    RECITALS

         A. The Company is presently engaged in the business of development, marketing and support of software for the visualization, analysis and management of medical imaging data whose primary function is to enhance physicians' interpretation of data from medical imaging modalities such as computed tomography ("CT"), magnetic resonance ("MR") and ultrasound through the application of three-dimensional ("3D") computer graphics and image processing technologies (collectively the "Business").

         B. The respective boards of directors of each of MERGE, ACQUISITION SUB, and the COMPANY have determined that the merger of Acquisition Sub with into the Company (the "Merger") upon the terms and subject to the conditions set forth in this Agreement is advisable and have approved the Merger.

         C. The Principal Shareholder owns 34,050,000 Shares of the Company on the date hereof and has entered in a Voting, Proxy and Option Agreement with Merge on the date hereof (the "Voting Agreement") approving the Merger and the transactions contemplated by this Agreement, subject to the conditions set forth in the Voting Agreement.

         D. The parties desire to make certain representations, warranties, covenants and agreements as set forth in this Agreement.

          NOW, THEREFORE, in consideration of the mutual agreements contained herein and for other good and valuable consideration, the value, receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                             SECTION 1. DEFINITIONS

          For purposes of this Agreement, the following terms have the meanings set forth below:

         "ACQUISITION PROPOSAL" means any offer or proposal made by a Person other than Merge or Acquisition Sub concerning any (a) merger, consolidation, business combination or similar transaction involving the Company or any subsidiary of the Company pursuant to which the stockholders of the Company immediately prior to such transaction would own less than 85% of the aggregate voting power of the entity surviving or resulting from such transaction (or the ultimate parent entity thereof), (b) sale, exclusive license or other disposition, directly or indirectly, of assets of the Company or its subsidiaries representing 15% or more of the consolidated assets of the Company and its subsidiaries; (c) issuance, sale or other disposition of securities (or rights to purchase, or instruments convertible into, or exchangeable for, such securities) by the Company representing 15% or more of the voting power of the Company; or (d) transaction in which any Person or group shall acquire beneficial ownership (as defined in Rule 13d-3 under the Exchange Act), or the right to acquire beneficial ownership of 15% or more of the outstanding capital stock of the Company.

         "AFFILIATE" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act of 1934, as amended.

         "AFFILIATED  GROUP"  means any  affiliated  group within the meaning of
Section 1504(a) of the Code or any similar provision of state, local or foreign Law.

         "AGREEMENT" means this Merger Agreement, as the same may be amended from time to time in accordance with the terms hereof.

         "ANCILLARY AGREEMENTS" means the Voting Agreement, the Escrow Agreement, the Consulting Agreement, and any Employment Agreement to be signed at Closing by an employee of the Company and Merge or any Affiliate of Merge or a Principal Shareholder.

         "CODE" means the Internal Revenue Code of 1986, as amended.

         "COMPANY"   means   AccuImage   Diagnostics   Corporation,   a   Nevada
corporation, its subsidiaries and its predecessors.

         "CONSULTING AGREEMENT' means the Consulting Agreement in the form of EXHIBIT A between Merge and Principal Shareholder to be signed at Closing.

         "CONTRACTS" means, collectively, all leases, licenses, agreements, purchase orders, indentures, contracts, commitments, bids and proposals, Plans, guarantees, letters of credit, bonds, notes, mortgages, indemnities, and all orders outstanding for the purchase or provision of materials, goods or services by the Company, in each case whether written or oral, including those listed on
SCHEDULE 3.10, to which the Company is a party.

         "EMPLOYEE PENSION BENEFIT PLAN" has the meaning set forth in Section 3(2) of ERISA.

           "EMPLOYEE WELFARE BENEFIT PLAN" has the meaning set forth in Section 3(1) of ERISA.

         "ENVIRONMENTAL, HEALTH, AND SAFETY LIABILITIES" means any cost, damages, expense, liability, obligation or other responsibility, including those of the foregoing which are latent, contingent or potential in nature, arising from or under any Environmental Law and consisting of or relating to:

                  (a) any environmental,  health or safety matters or conditions
                      (including on-site or off-site contamination, occupational safety and health, and regulation of chemical substances or products);

                  (b) fines, penalties, judgments, awards, settlements, legal or administrative proceedings, damages, losses, claims, demands and response, investigative, remedial, or inspection costs and expenses arising under any Environmental Law;

                  (c) financial  responsibility  under any  Environmental Law or any Law related to occupational safety and health for cleanup costs or corrective action, including any investigation, cleanup, removal, containment or other remediation or response actions required by any Environmental Law (whether or not such action has been required or requested by any Governmental Entity or any other Person) and for any natural resource damages; or

                  (d) any  other  compliance,   corrective,   investigative,  or
                      remedial measures required under any Environmental Law.

         The terms "removal" and "remediation," and "responsive action" include the types of activities covered by the United States Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Section 9601 et. seq., as amended ("CERCLA").

         "ENVIRONMENTAL LAW" means any Law with respect to the preservation of the environment or the promotion of worker health and safety, including any Law relating to Hazardous Materials, drinking water, surface water, groundwater, wetlands, landfills, open dumps, storage tanks, underground storage tanks, solid waste, waste water, storm water run-off, noises, odors, air emissions, waste emissions or wells. Without limiting the generality of the foregoing, the term encompasses each of the following statutes and the regulations promulgated thereunder, and any similar applicable state, local or foreign Law, each as amended (a) CERCLA, (b) the Solid Waste Disposal Act, (c) the Hazardous Materials Transportation Act, (d) the Toxic Substances Control Act, (e) the Clean Water Act, (f) the Clean Air Act, (g) the Safe Drinking Water Act, (h) the National Environmental Policy Act of 1969, (i) the Superfund Amendments and
Reauthorization Act of 1986, (j) Title III of the Superfund Amendments and Reauthorization Act, (k) the Federal Insecticide, Fungicide and Rodenticide Act and (l) the provisions of the Occupational Safety and Health Act of 1970 relating to the handling of and exposure to Hazardous Materials and similar substances.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "ESCROW AGENT" means The Capital Trust Company of Delaware.

         "ESCROW AGREEMENT' means the Escrow Agreement among Merge, Principal Shareholder and the Escrow Agent, in substantially the form of EXHIBIT B to be signed prior to Closing.

         "GAAP" means United States generally accepted accounting principles, as in effect as of the date of this Agreement.

         "GOVERNMENTAL ENTITY" means any government or any agency, bureau, board, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government, whether federal, state or local, domestic or foreign.

         "HAZARDOUS ACTIVITY" means the distribution, generation, handling, importing, management, manufacturing, processing, production, refinement, Release, storage, transfer, transportation, treatment or use (including any withdrawal or other use of groundwater) of Hazardous Materials in, on, under, about or from the facilities or any part thereof into the environment, other than in ordinary use in compliance with Laws, and any other act, business, operation or thing that poses an unreasonable risk of harm to persons or property on or off the facilities, or that may affect the value of the facilities of the Company.

         "HAZARDOUS MATERIALS" means each and every element, compound, chemical mixture, contaminant, pollutant, material, waste or other substance that is defined, determined or identified as hazardous or toxic under any Environmental Law or the Release of which is prohibited under any Environmental Law. Without limiting the generality of the foregoing, the term will include (a) "hazardous substances" as defined in CERCLA, the Superfund Amendments and Reauthorization Act of 1986, or Title III of the Superfund Amendments and Reauthorization Act and regulations promulgated thereunder, each as amended, (b) "hazardous waste" as defined in the Solid Waste Disposal Act and regulations promulgated thereunder, each as amended, ( c) "hazardous materials" as defined in the Hazardous Materials Transportation Act and the regulations promulgated thereunder, each as amended, (d) "chemical substance or mixture" as defined in the Toxic Substances Control Act and regulation promulgated thereunder, each as amended, (e) petroleum and petroleum products and byproducts and (f) asbestos.

         "INTELLECTUAL PROPERTY" means, collectively, patents, patent disclosures, trademarks, service marks, trade dress, logos, trade names, copyrights and mask works, and all registrations, applications, reissuances, continuations, continuations-in-part, revisions, extensions, reexaminations and associated goodwill with respect to each of the foregoing, computer software

(including source and object codes), computer programs, computer data bases and related documentation and materials, data, documentation, trade secrets, confidential business information (including ideas, formulas, compositions, inventions, know-how, manufacturing and production processes and techniques, research and development information, drawings, designs, plans, proposals and technical data, financial, marketing and business data and pricing and cost information) and other intellectual property rights (in whatever form or medium).

         "IRS" means the Internal Revenue Service of the U.S. Department of the Treasury.

         "LAW"  means  any  constitutional   provision,   statute,   law,  rule,
regulation, Permit, decree, injunction, judgment, order, ruling, determination, finding or writ of any Governmental Entity.

         "LIEN" means any mortgage, pledge, security interest, charge, claim, suretyship, attachment, restriction or encumbrance, other than (a) mechanics', materialmens' and similar liens with respect to amounts not yet due and payable,
(b) liens for Taxes not yet due and payable and (c) liens securing rental payments under capital lease arrangements.

         "NET ASSET VALUE" means total assets minus total liabilities of the Company determined in accordance with GAAP.

         "ORGANIZATIONAL DOCUMENTS" means, collectively, (a) the articles or certificate of incorporation and the bylaws of a corporation; (b) any charter, operating agreement and similar documents adopted or filed in connection with the creation, formation or organization of a Person; and (c) any amendment to any of the foregoing.

         "PBGC" means the Pension Benefit Guaranty Corporation.

         "PERMIT" means any license, permit, franchise, certificate of authority or order, or any waiver of the foregoing, issued by any Governmental Entity.

         "PLAN" means any written plan, fund, program, policy, payroll policy, contract or commitment, whether qualified or not qualified for federal income tax purposes, whether for the benefit of a single individual or more than one individual whether or not subject to ERISA, which is (a) an Employee Pension Benefit Plan, (b) an Employee Welfare Benefit Plan or (c) an incentive, bonus, employment, equity, retention, non-competition, deferred compensation, severance, change in control or ownership or other benefit compensatory plan, fund, program, policy, agreement, contract or commitment of the Company or any Affiliate of the Company for employees, former employees, directors, independent contractors, former independent contractors or their dependents or their beneficiaries.

         "PERSON" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a Governmental Entity.

         "PROHIBITED TRANSACTION" has the meaning set forth in Section 406 of ERISA and Section 4975 of the Code.

         "REGULATORY  AGENCY" means (i) the Securities and Exchange  Commission,
(ii) any self-regulatory organization (including NASDAQ), and (iii) any other federal, state or foreign governmental or regulatory agency or authority.

         "RELATED PERSON" means with respect to a particular individual: (a) each other member of such individual's Family; (b) any Person that is directly or indirectly controlled by such individual or one or more members of such individual's Family; (c) any Person with respect to which such individual or one or more members of such individual's Family serves as a director, officer, partner, executor, or trustee (or in a similar capacity). "RELATED PERSON" means, with respect to a specified Person other than an individual: (a) any
Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Person; (b) any Person that holds a 5% or more voting or equity interest in such specified Person; (c) each Person that serves as a director, officer, partner, executor or trustee of such specified Person (or in a similar capacity); (d) any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity); and (e) any related Person of any individual described in clause (b) or (c). For purposes of this definition, the "FAMILY" of an individual includes (i) the individual, (ii) the individual's spouse and former spouses, (iii) any other natural person who is related to the individual or the individual's spouse as a parent or descendant, and (iv) any other natural person who resides with such individual.

         "RELEASE"   means  any  spilling,   leaking,   emitting,   discharging,
depositing, escaping, leaching, dumping or other releasing into the environment, whether intentional or unintentional.

         "SCHEDULES" means, collectively, the disclosure schedules attached to this Agreement, which are incorporated into the Agreement in their entirety and made a part thereof.

         "SHARES" means all of the issued and outstanding voting and non-voting shares of capital stock of the Company.

         "SHAREHOLDERS" means the owners of all the Shares of the Company.

         "SUPERIOR PROPOSAL" means any bona fide written offer or proposal made by a Person other than Merge or Acquisition Sub that concerns any merger, consolidation, tender offer, exchange offer, asset acquisition (including by exclusive license), stock or other securities issuance, business combination or similar transaction involving the Company or any subsidiary of the Company that, if consummated, would result in a third party (or its stockholders) owning, directly or indirectly, a majority of the Shares then outstanding (or a majority of the voting power of the shares of capital stock of the surviving entity in a merger, or of the direct or indirect parent of the surviving entity in a merger) or a majority of the assets of the Company and its subsidiaries prior to such transaction, which the Board of Directors of the Company determines in good faith (after consultation with a recognized financial advisor) to be (i) more favorable to the stockholders of the Company from a financial point of view (taking into account probability of closing and all other terms and conditions of such proposal and this Agreement and any changes to the financial terms of this Agreement proposed by Merge in response to such offer or otherwise) than the Merger; and (ii) reasonably capable of being completed, taking into account all financial, legal regulatory and other aspects of the proposal, and the identity of the Person making the proposal.

         "TAX RETURN" means any return, declaration, report, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto.

         "TAX" means any federal, state, local or foreign net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, environmental, capital stock, social security, unemployment, disability, real property, personal property, registration, value added, alternative, add-on minimum, stamp, occupation, premium, windfall profits, customs, duties or other tax, fee, assessment or charge, including any interest, penalty or addition thereto.

         "TRANSFER AGENT" means Pacific Stock Transfer Company, the Company's current transfer agent for its Shares.

         In addition, the following terms shall have the meanings ascribed to them in the section number opposite such term:

         "ACCOUNTS RECEIVABLE"..............................Section 3.8
         "AUDITOR" .........................................Section 2.8
         "BALANCE SHEET"....................................Section 3.8
         "BALANCE SHEET PROCEDURES".........................Section 2.8
         "BASKET AMOUNT"....................................Section 8.5
         "BY-LAWS"..........................................Section 2.4
         "BUSINESS".........................................Recitals
         "CERTIFICATE"......................................Section 2.6(a)
         "CERTIFICATE OF MERGER"............................Section 2.3
         "CHARTER"..........................................Section 2.4
         "CLOSING"..........................................Section 2.2
         "CLOSING DATE".....................................Section 2.2
         "CLOSING DATE BALANCE SHEET".......................Section 2.8
         "COMPANY BALANCE SHEET"............................Section 3.5

         "COMPANY SEC REPORTS"..............................Section 3.5
         "CONSULTING AGREEMENT..............................Section 1
         "DAMAGES"..........................................Section 8.2
         "DISSENTING SHAREHOLDER"...........................Section 2.6
         "DISSENTING SHARES"................................Section 2.6
         "EDGAR"............................................Section 3.5
         "EFFECTIVE TIME"...................................Section 2.3
         "ESCROW AGREEMENT".................................Section 1
         "EXCLUDED SHARES"..................................Section 2.6
         "FILED COMPANY SEC REPORTS"........................Section 3.5
         "FINANCIAL STATEMENTS".............................Section 3.5(b)
         "HOLDBACK".........................................Section 2.9
         "INDEMNIFIED BUYERS"...............................Section 8.2
         "MERGE COMPANIES"..................................Section 2.6(a)
         "MERGER"...........................................Recitals
         "MERGER CONSIDERATION".............................Section 2.3
         "NEVADA SECRETARY".................................Section 2.3
         "NEVADA STATUTE"...................................Section 2.1
         "PRELIMINARY  CLOSING BALANCE SHEET"...............Section 2.8
         "SEC"..............................................Section 3.5(a)
         "SOX"..............................................Section 3.5
         "SURVIVING CORPORATION"............................Section 2.1
         "TARGET AMOUNT"....................................Section 2.8
         "VOTING AGREEMENT..................................Recitals
         "YEAR-END BALANCE SHEET"...........................Section 3.5(e)

                 SECTION 2. THE MERGER; CLOSING; EFFECTIVE TIME

         2.1.     THE MERGER.

         Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined in Section 2.3) Acquisition Sub shall be merged with and into the Company and the separate corporate existence of Acquisition Sub shall thereupon cease. The Company shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation"), and the separate corporate existence of the Company with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger. The Merger shall have the effects specified in the Nevada General Corporation Law (the "Nevada Statute").

         2.2      CLOSING.

         The closing of the Merger (the "Closing") shall take place (i) at the offices of Michael Best & Friedrich LLP, 100 E. Wisconsin Avenue, Milwaukee Wisconsin on the second business day after the day on which the last to be fulfilled or waived of the conditions set forth in Section 7 shall be satisfied or waived in accordance with this Agreement (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions) or (ii) at such other place and time and/or on such other date as the Company and Merge may agree in writing (the "Closing Date").

         2.3      EFFECTIVE TIME.

         As soon as practicable following the Closing on the Closing Date, the Company and Merge will cause a certificate of merger (the "Certificate of Merger") to be executed, acknowledged and filed with the Secretary of State of the State of Nevada (the "Nevada Secretary") as provided in Section 92A.200 of the Nevada Statute. As part of such filing, a plan of merger in form reasonably acceptable to Merge and the Company will be filed with the Nevada Secretary. The Merger shall become effective at the time the Certificate of Merger is duly filed with the Secretary of State of the State of Nevada (the "Effective Time").

         2.4      CHARTER AND BYLAWS.

         The Certificate of Incorporation of Acquisition Sub as in effect immediately prior to the Effective Time shall be the certificate of incorporation of the Surviving Corporation (the "Charter"), until duly amended as provided therein or by applicable Law. The bylaws of Acquisition Sub as in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation (the "By-Laws"), until duly amended as provided therein or by applicable Law.

         2.5. DIRECTORS AND OFFICERS.

         The directors of Acquisition Sub at the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Charter and the By-Laws. The officers of Acquisition Sub at the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Charter and the By-Laws.

         2.6      EFFECT OF THE MERGER ON SHARES.

                  (a) At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any Shares of the Company, each Share issued and outstanding immediately prior to the Effective Time (other than "Excluded Shares" as defined below) shall be converted into the right to receive the proportionate share of Six Million Dollars ($6,000,000) which amount shall include the Holdback (as defined in Section 2.9) (the "Merger Consideration").

                  Shares owned by Merge,  Acquisition Sub or any other direct or indirect Subsidiary of Merge (collectively, the "Merge Companies") or Shares that are owned by the Company or any direct or indirect subsidiary of the
Company, and in each case not held on behalf of third parties, or Shares ("Dissenting Shares") that are owned by shareholders ("Dissenting Shareholders") who do not vote to approve the Merger and comply with all the provisions of the Nevada Statute concerning the right of holders of Shares to dissent from the Merger and require payment of fair value (as that term is used in the Nevada Statute) for their Shares shall be an "Excluded Share" and collectively, "Excluded Shares" for purposes of this Agreement. At the Effective Time, all Shares shall no longer be outstanding and shall be canceled and retired and shall cease to exist, and each certificate (a "Certificate") formerly representing any of such Shares (other than Excluded Shares) shall thereafter represent only the right to receive the Merger Consideration.

                  The   portion  of  the  Merger   Consideration   due  to  each
Shareholder on the Closing Date (other than Dissenting Shareholders) shall be his or her proportionate ownership of the outstanding Shares as of Closing.

                  (b) Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, any Dissenting Shares shall not be converted as described in Section 2.6(a), but shall be converted into the right to receive such consideration as may be determined to be due to the respective Dissenting Shareholders pursuant to the Nevada Statute. If, after the Effective Time, any Dissenting Shareholder withdraws his demand or fails to perfect or otherwise loses his rights as a Dissenting Shareholder to payment of fair value, in any case pursuant to the Nevada Statute, his Shares shall be deemed to be converted as of the Effective Time into the right to receive his proportionate share of the Merger Consideration. The Company shall give Merge (i) prompt notice of any demands for fair value for Shares received by the Company and (ii) the opportunity to participate in and direct all negotiations and proceedings with respect to any such demands. The Company shall not, without the prior written consent of Merge, make any payment with respect to, or settle, offer to settle or otherwise negotiate, any such demands. Any amounts paid to the holders of Dissenting Shares in excess of their proportionate share of the Merger Consideration, and the costs of all proceedings, including attorneys' and expert witness fees, in resolving the claim of any Dissenting Shareholder, shall be an amount to be indemnified under Section 8 or paid out of the Holdback, at the option of Merge

                  (c) Cancellation of Shares. Each Share issued and outstanding immediately prior to the Effective Time and owned by any of the Merge Companies or owned by the Company or any direct or indirect subsidiary of the Company (in each case other than Shares that are owned on behalf of third parties), shall, by virtue of the Merger and without any action on the part of the holder thereof, cease to be outstanding, shall be canceled and retired without payment of any consideration therefor and shall cease to exist.

                  (d) Acquisition Sub. At the Effective Time, each share of Common Stock, par value $.01 per share, of Acquisition Sub issued and outstanding immediately prior to the Effective Time shall be automatically converted into one share of common stock of the Surviving Corporation.

         2.7      EXCHANGE OF SHARES FOR MERGER CONSIDERATION.

                  (a) Payment Procedures. At the Closing, Merge shall deliver to the Transfer Agent, for delivery to each of the Shareholders (other than holders of Excluded Shares) such Shareholder's proportionate share of the Merger Consideration due at Closing in exchange for Shares being surrendered except that the Holdback shall be delivered by Merge to the Escrow Agent at Closing for deposit pursuant to the Escrow Agreement. Upon surrender of a Certificate (or affidavit of loss in lieu thereof) for cancellation to the Transfer Agent, the holder of such Certificate shall be entitled to receive in exchange therefor (after giving effect to any tax withholding required by Law) (i) a check in the amount of the holder's proportionate share of the Merger Consideration based upon the number of Shares represented by such Certificate (or affidavit of loss in lieu thereof), and the Certificate so surrendered shall forthwith be canceled. No interest will be paid or accrued on any amount payable upon due surrender of the Certificates. In the event of a transfer of ownership of Shares that is not registered in the transfer records of the Transfer Agent, a check for any cash to be paid upon due surrender of the Certificate may be paid to such a transferee if the Certificate formerly representing such Shares is presented to the Transfer Agent, accompanied by all documents required by the Transfer Agent to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid or are not applicable.

                  (b) Transfers. After the Effective Time, there shall be no transfers on the stock transfer books regarding the Company of the Shares that were outstanding immediately prior to the Effective Time.

                  (c) Lost, Stolen or Destroyed Certificates. In the event any Certificates shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificates to be lost, stolen or destroyed and execution of an indemnity agreement in form satisfactory to Merge and the Transfer Agent and further, if required by Merge or the Transfer Agent, the posting by such Person of a bond in customary amount as indemnity against any claim that may be made against it with respect to such Certificates, the Transfer Agent may issue in exchange for such lost, stolen or destroyed Certificates a check in the amount (after giving effect to any required tax withholdings) proportionate share of the Merger Consideration represented by such lost, stolen or destroyed Certificate deliverable in respect of, the Shares represented by such Certificates pursuant to this Agreement.

         2.8      ADJUSTMENT FOR CLOSING BALANCE SHEET.

                  (a) ADJUSTMENT. Merge shall be reimbursed by the amount that the Net Asset Value (as hereinafter defined) of the Company determined as of the Closing Date is less than $-220,168 (negative $220,168) (the "Target Amount"). The amount of any such adjustment shall be paid to Merge from the Holdback.

                  (b) NET ASSET VALUE. For purposes of this Section, the term "Net Asset Value" means the net asset value reflected in the Closing Balance Sheet (as hereinafter defined), except that the following shall be excluded from the calculation of any Net Asset Value: (i) cash received upon exercise of stock options for Shares exercised after September 30, 2004; (ii) up to $80,000 of legal fees incurred by the Company in connection with the Merger, as evidenced by invoices of legal counsel for the Company prepared in a manner consistent with past practices; and (iii) operating losses of the Company incurred in the ordinary course of business from and after October 1, 2004 (not to exceed $40,000 per full calendar month, prorated to the Closing Date).


                  (c) Five days prior to the Closing Date, the Company will prepare a Preliminary Balance Sheet in accordance with GAAP which has properly accrued for all amounts owed to vendors and employees, current and previous management and properly reserved for bad debt and all pending, threatened and contingent liabilities required to be reserved for under GAAP up to and including the Closing Date (such balance sheet, the "Preliminary Balance Sheet" and such procedures, the "Balance Sheet Procedures"). If the Preliminary Balance Sheet indicates that the Net Asset Value is less than the Target Amount, Merge may deduct the difference from the Merger Consideration.

                  The final balance sheet as of the Closing Date (the "Closing Date Balance Sheet") will be prepared by Merge and delivered to the Principal Shareholder within one hundred eighty (180) days after Closing. The Closing Date Balance Sheet shall be prepared consistent with the Balance Sheet Procedures. If the Principal Shareholder notifies Merge within thirty (30) days following receipt of the Closing Date Balance Sheet that the Principal Shareholder disagrees with the Closing Date Balance Sheet, the parties shall attempt in good faith to resolve such dispute as soon as possible. If the parties are unable to resolve such dispute within thirty (30) days after the Merge's receipt of notice from the Principal Shareholder, such dispute shall be submitted to a neutral office of nationally recognized independent accountants (the "Auditor") jointly chosen by, and mutually acceptable to, the Principal Shareholder and Merge for the purpose of resolving the dispute set forth in such notice. If the parties are not able to agree on the Auditor within thirty (30) days, the Auditor shall be the Milwaukee Office of Grant Thornton or Deloitte Touche. The Auditor shall review and decide the issue or issues that are subject of such dispute within 30 days. The decision of the Auditor shall be binding on the parties. The fees and costs of the Auditor shall be borne equally by the Principal Shareholder and Merge (50%). Any amount by which the Net Asset Value, as finally determined in the Closing Date Balance Sheet, is less than the Target Amount (other than any amount already withheld from the Merger Consideration) shall at Merge's option, either first be paid out of the Holdback referred to in Section 2.9 or be subject to indemnification as provided in Section 8. The Merger Consideration shall not be increased if the Closing Date Balance Sheet Net Asset Value shows a lower net loss than the Target Amount.

         2.9      HOLDBACK.

         $1,000,000 of the Merger Consideration shall be deposited by Merge at Closing with the Escrow Agent to be governed by the terms of the Escrow Agreement (the "Holdback"). At the conclusion of the escrow Merge will pay the Principal Shareholder simple interest out of its own funds to the extent sufficient funds are not in Escrow, at the rate of five percent (5%) per annum, on the net adjusted balance of the Holdback outstanding at the end of the escrow period (i.e. original balance less amounts due to Merge under Section 2.8 or Section 8 of this Agreement) and due to Principal Shareholder. Such interest will be calculated from the Closing Date. No interest shall be paid by Merge or out of the Escrow to Principal Shareholder from and after the Closing Date on amounts paid to Merge out of the Escrow.

            SECTION 3. REPRESENTATIONS AND WARRANTIES OF COMPANY AND
                            THE PRINCIPAL SHAREHOLDER

         The Company and the Principal Shareholder, jointly and severally prior to the Closing, and the Principal Shareholder by himself from and after the Closing, hereby represent and warrant to, and covenant with, Merge and Acquisition Sub as of the date of this Agreement and as of the Closing Date, as follows, it being agreed that a disclosure applicable to one representation and warranty shall be deemed to modify and provide information with respect to the other representations and warranties to which the disclosure is reasonably believed to be relevant without the necessity of repetition:

         3.1      ORGANIZATION.

         The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Nevada. The Company and each of its Affiliates is duly qualified or licensed to conduct business and is in good standing under the Laws of each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification necessary, a list of which is set forth on SCHEDULE 3.1, except where the failure to so qualify would not have a material adverse effect on the business or assets of the Company. The Company has full corporate power and authority necessary to own or lease its assets and property, and to carry on the Business and to own and use the properties owned and used by it. The Company has delivered to Merge copies of the Organizational Documents of the Company, each as amended to date, and each such document is in full force and effect. The Company is not in violation of its Organizational Documents. SCHEDULE 3.1 lists all Affiliates of the Company, indicating the jurisdiction of incorporation or organization of each Affiliate. The Company does not control, directly or indirectly, or have any direct or indirect ownership or equity interest in any Person.

         3.2      AUTHORIZATION OF TRANSACTION.

         The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Board of Directors of the Company and, prior to Closing, will be authorized by all necessary action on the part of the Shareholders. The Company and the Principal Shareholder have the absolute and unrestricted right, power, authority and capacity (including full corporate power and authority) or have taken all requisite action to enable the Company and the Principal Shareholder to execute and deliver this Agreement and the Ancillary Agreements and to perform their obligations hereunder and thereunder. This Agreement has been, and upon Closing will be, duly executed and delivered by the Company and the Principal Shareholder. When duly executed and delivered, this Agreement constitutes, and each of the Ancillary Agreements delivered in conjunction with this Agreement, when executed and delivered will constitute, the valid and legally binding obligation of the Company and/or of the Principal Shareholder as the case may be, each enforceable in accordance with its terms, subject to (i) laws of general application relating to bankruptcy insolvency, and the relief of debtors, and (ii) general equitable principles.

         3.3      NONCONTRAVENTION; CONSENTS.

                  (a) Except as set forth on Schedule 3.3, the execution and delivery of this Agreement and the Ancillary Agreements by the Company and the Principal Shareholder contemplated by this Agreement, and the consummation and performance by the Company and the Principal Shareholder of the transactions contemplated hereby or thereby, will not: (i) violate any Law to which the Company or the Principal Shareholder or by which either of them or any of their respective properties are bound or affected; (ii) violate any provision of the Organizational Documents of the Company; (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under or impair the Company's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the properties or assets of the Company, pursuant to any Contract, Permit, or other instrument or obligation to which the Company is a party or by which the Company or its properties are bound or affected.

                  (b) SCHEDULE 3.3 lists all consents, waivers and approvals required to be obtained in connection with the consummation and performance of the transactions contemplated hereby under any of the Contracts or Permits to which the Company or the Principal Shareholder is a party. No Contract to which the Company is a party has been amended to increase the amount payable by the Company thereunder or otherwise modify the terms thereof in order to obtain any such consent, approval or authorization.

                  (c) Except as set forth on Schedule 3.3, no consent, approval, order or authorization of or registration, declaration or filing with any Governmental Entity, is required by or with respect to the Company or the Principal Shareholder in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby or thereby.

         3.4. CAPITALIZATION.

                  (a) SCHEDULE 3.4 sets forth for the Company (i) the number of shares of authorized capital stock, (ii) the number of issued and outstanding capital stock of each class of the shares, (iii) the names of its directors and elected officers and (iv) the names each Person owning options or warrants for Shares and the number of shares, options, warrants, and convertible securities owned by such Person and obtainable upon exercise in full of all options and warrants. All of the issued and outstanding Shares of capital stock of the Company, and all Shares issuable upon exercise of outstanding options and warrants, have been duly authorized and are validly issued, fully paid and nonassessable and are not subject to preemptive rights whether created by (i) statute, (ii) the Organizational Documents of the Company or (iii) any agreement or document to which the Company or any Affiliate thereof is a party or by which it is bound. The Principal Shareholder holds of record and owns beneficially good, valid and marketable title to all of the outstanding Shares of the Company listed on SCHEDULE 3.4, free and clear of any restrictions on transfer (other than restrictions under the Securities Act of 1933, as amended, and applicable state securities Laws), Taxes, Liens, options, warrants, purchase rights, contracts, agreements, commitments, equities, claims or demands.

                  (b) Except as set forth in SCHEDULE 3.4, there are no equity securities, partnership or limited liability company interests or similar ownership interests of any class of the Company, or any securities exchangeable or convertible into or exercisable for such equity securities, partnership or limited liability company interests or similar ownership interests, issued, reserved for issuance or outstanding. Except for securities the Company owns, directly or indirectly, there are no equity securities, partnership interests or similar ownership interests of any class of any subsidiary of the Company, or any security exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests, issued, reserved for issuance or outstanding. Except as set forth in SCHEDULE 3.4, there are no outstanding or authorized options, warrants, equity securities, partnership or limited liability company interests or similar ownership interests, calls, rights (including purchase rights, subscription rights, conversion rights, preemptive rights, exchange rights, rights related to stock appreciation, phantom stock or profit participation, or similar rights), or any commitments, contracts or agreements (all of the foregoing of which shall be terminated on or before the Closing Date) of any character to which the Company is a party or by which it is bound obligating the Company or the Principal Shareholder to issue, deliver, sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition, of any shares of capital stock, partnership interests or similar ownership interests of the Company or obligating the Company to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, call, right, commitment, contract or agreement.

                  (c) All Shares and all options, warrants, convertible or other securities of the Company have been issued in compliance with all applicable federal and state securities laws and any applicable pre-emptive rights.

                  (d) The Principal Shareholder has good title to his 34,050,000 Shares, free and clear from any Lien, preemptive right, voting trust or shareholder agreement, exception, proxy, option, put, call, or any third-party right of any kind or nature whatsoever except the Voting Agreement. The Principal Shareholder has full and sole voting power (in the case of voting Shares owned by such Person) over his Shares and has the full right, power and authority to deliver his Shares to Merge in exchange for his pro rata share of the Merger Consideration in the manner provided for in this Agreement.

         3.5      FINANCIAL STATEMENTS; SEC FILINGS.

                  (a) The Company has on a timely basis filed all forms, reports, and documents required to be filed by it with the Securities and Exchange Commission ("SEC") since January 1, 2001. SCHEDULE 3.5 lists and (except to the extent available in full without redaction on the SEC's web site through the Electronic Data Gathering, Analysis and Retrieval System ("EDGAR") two days prior to the date of this Agreement) contains true and complete copies in the form filed with the SEC of (i) the Company's Annual Reports on Form 10-K SB for each fiscal year of the Company ending on or after December 31, 1999;
(ii) its Quarterly Reports on Form 10-Q SB for each of the first three fiscal quarters in each of the fiscal years of the Company referred to in clause (i) above; (iii) all proxy statements relating to the Company's meetings of shareholders (whether annual or special) held, and all information statements relating to shareholder consents since the beginning of the first fiscal year referred to in clause (i) above; (iv) all certifications and statements required by (A) Rule 13a-14 or 15d-14 under the Exchange Act or (B) 18 U.S.C. ss. 1350 (Section 906 of the Sarbanes-Oxley Act of 2002 ("SOX")) with respect to any report referred to in clause (i) or (ii) above; (v) all other forms, reports, registration statements, and other documents (other than preliminary materials if the corresponding definitive materials are contained in Schedule 3.5) filed by the Company with the SEC since the beginning of the first fiscal year referred to in clause (i) above (the forms, reports, registration statements, and other documents referred to in clauses (i), (ii), (iii), (iv), and (v) above are, collectively, the "Company SEC Reports" and, to the extent available in full without redaction on the SEC's web site through EDGAR two days prior to the date of this Agreement, are, collectively, the "Filed Company SEC Reports"); and
(vi) all comment letters received by the Company from the staff of the SEC since January 1, 2001, and all responses to such comment letters by or on behalf of the Company. All matters and statements made in the certifications and statements referred to in clause (iv) above are accurate. The Company SEC Reports (x) were or will be prepared in accordance with the requirements of the Securities Act and the Exchange Act, as applicable, and the rules and regulations thereunder and (y) did not at the time they were filed with the SEC, or will not at the time they are filed with the SEC, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The Company maintains disclosure controls and procedures as required by Rule 13a-15 or 15d-15 under the Exchange Act. Schedule 3.5 contains true and complete copies of all written descriptions of and all policies, manuals, and other documents promulgating such disclosure controls and procedures. Except as disclosed in Filed Company SEC Reports, each director and executive officer of the Company has filed with the SEC on a timely basis complete and accurate versions of all statements required by Section 16(a) of the Exchange Act and the rules and regulations thereunder since January 1, 2001. As used in this Section 3.5, the term "filed" shall be broadly construed to include any manner in which a document or information is furnished, supplied, or otherwise made available to the SEC, including, but not limited to, as may be required pursuant to Item 9 or 12 of Form 8-K.

                  (b) The financial statements of the Company included or incorporated by reference in any Company SEC Reports (including the related notes) complied as to form, as of the respective dates of filing of such Company SEC Reports with the SEC, in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto
(including, without limitation, Regulation S-B), have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, to the extent permitted by Regulation SB for Quarterly Reports on Form 10-Q-SB) applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial condition of the Company at the dates thereof and the consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to notes and normal year-end audit adjustments that were not, or with respect to any such financial statements contained in any Company SEC Reports to be filed subsequent to the date hereof are not expected to be, material in amount or effect). Schedule 3.5 lists copies of the documentation creating or governing, all "off-balance sheet arrangements" (as defined in Item 303(c) of Regulation SB) in effect with respect to the Company during any period covered by any of the Company SEC Reports that was required to be disclosed in any Company SEC Report. Odenburg, Ullakko Murenishi & Company, LLP, which has expressed its opinion with respect to the consolidated financial statements of the Company included in Company SEC Reports (including the related notes) filed after January 1, 2003, (x) is a registered public accounting firm (as defined in Section 2(a)(12) of SOX), (y) to the Company's knowledge, after reasonable inquiry, is and has been throughout the periods covered by such financial statements "independent" with respect to the Company within the meaning of Regulation S-X, and (z) to the Company's knowledge, after reasonable inquiry, is, and has been throughout the periods covered by such financial statements, with respect to the Company, in compliance with subsections (g) through (l) of
Section 10A of the Exchange Act. Pohl McNabola Berg & Company LLP, which expressed its opinion with respect to the consolidated financial statements of the Company included in Company SEC Reports (including the related notes) filed prior to January 1, 2003, (y) to the Company's knowledge, after reasonable inquiry, was throughout the periods covered by such financial statements "independent" with respect to the Company within the meaning of Regulation S-X, and (z) to the Company's knowledge, after reasonable inquiry, was throughout the periods covered by such financial statements, with respect to the Company, in compliance with subsections (g) through (l) of Section 10A of the Exchange Act.
SCHEDULE 3.5 lists all non-audit services performed by Odenburg, Ullakko Murenishi & Company, LLP or Pohl McNabola Berg & Company LLP for the Company since January 1, 2003.

                  (c) Except as and to the extent set forth on the audited balance sheet of the Company as of September 30, 2004, including all notes thereto (the "Year-end Balance Sheet") attached to this Agreement as SCHEDULE

3.5(c), the Company has no liabilities or obligations of any nature (whether accrued, absolute, contingent, or otherwise) that would be required to be reflected on a balance sheet, or in the notes thereto, prepared in accordance with GAAP, except (i) for liabilities or obligations incurred in the ordinary course of business since September 30, 2004, that would not have a material adverse effect on the Company, or (ii) as otherwise reflected in the Filed Company SEC Reports.

         3.6      UNDISCLOSED LIABILITIES.

         The Company has no material liabilities or obligations of a type required to be disclosed on a balance sheet or in the related notes to the combined financial statements prepared in accordance with GAAP (whether known or unknown, absolute or contingent, liquidated or unliquidated, or due or to become due) except for liabilities and obligations which are: (a) reflected or reserved for on the Financial Statements or (b) that have arisen since the date of the last Year-end Balance Sheet in the ordinary course of the operation of the Company (all of which material liabilities and obligations are set forth on SCHEDULE 3.6 and none of which results from, arises out of, relates to, is the nature of or was caused by any breach of contract, breach of warranty, tort, infringement or violation of Law) except as disclosed on such Schedule.

         3.7      SUBSEQUENT EVENTS.

         Since December 31, 2003, there has not been any material adverse change in the business, condition, operations, properties, assets, results of operations or prospects of the Company nor has any event occurred or circumstance arisen that could reasonably be expected to result in such material adverse change. Except as set forth in SCHEDULE 3.7, since the end of its last fiscal year, the Company has conducted its business only in the ordinary course of business and there has not been any:

                  (a) single transaction in an amount exceeding $10,000 or series of related transactions that result in expenditures in excess of $25,000 (not including compensation paid in the ordinary course of business);

                  (b) change in the Company's authorized or issued capital stock; grant of any stock option or right to purchase shares of capital stock of the Company; issuance of any security convertible into such capital stock; grant of any registration rights; purchase, redemption, retirement, or other acquisition by the Company of any shares of any such capital stock; or declaration or payment of any dividend or other distribution or payment in respect of shares of capital stock;

                  (c) amendment to the Organizational Documents of the Company;

                  (d) payment or increase by the Company of any bonuses, salaries, or other compensation to any shareholder, director, officer, or (except in the ordinary course of business) employee or entry into any employment, severance, separation, or similar agreement with any director, officer or employee, except for the salaries and bonuses set forth upon SCHEDULE 3.7, the amount of which bonuses is consistent with the past practices of the Company;

                  (e) adoption of, or increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement or other Employee Benefit Plan for or with any employees of the Company;

                  (f) damage to or destruction or loss of any asset or property of the Company, whether or not covered by insurance, materially and adversely affecting the properties, assets, business, financial condition or prospects of the Company, taken as a whole;

                  (g) entry into, termination of, or receipt of notice of termination of (i) any cooperative, marketing, license, distributorship, sales representative, joint venture, credit or similar agreement, or (ii) any Contract or transaction, or series of related Contracts or transactions, involving a total commitment by or to the Company of more than $25,000.00, except for sales (but not terminations) to customers in the ordinary course of business;

                  (h) sale (other than sales in the ordinary course of business), lease or other disposition of any asset or property of the Company or mortgage, pledge or imposition of any Lien on any material asset or property of the Company;

                  (i) cancellation or waiver of any claims or rights with a value to the Company in excess of $10,000;

                  (j) material change in the accounting methods, principles or practices used by the Company;

                  (k) any revaluation by the Company of any of its assets, including writing down the value of capitalized inventory or writing off notes or Accounts Receivable (defined below) other than in the ordinary course of business;

                  (l) agreement, whether oral or written, by the Company to do any of the foregoing; or

                  (m) Contracts awarded to the Company, including those as to which work has not yet commenced, that include prices at levels not reasonably expected, to yield profits at the Company's usual and customary profitability margins.

         3.8      ACCOUNTS RECEIVABLE.

         All accounts receivable of the Company that are included in the Year-end Balance Sheet or on the accounting records of the Company as of the Closing Date or the Preliminary Balance Sheet (collectively, the "ACCOUNTS RECEIVABLE") represent or will represent valid obligations accounted for in accordance with GAAP applied on a basis consistent with that used in the preparation of the Financial Statements arising from sales actually made or services actually performed in the ordinary course of business. All such Accounts Receivable on the Preliminary Balance Sheet will be or have been collected, net of the respective reserves shown on the Preliminary Balance Sheet, within 90 days following the Closing Date. The reserves maintained by the Company are adequate and calculated consistent with past practice and, in the case of the reserve as of the Closing Date, will not represent a greater percentage of the Accounts Receivable as of the Closing Date than the reserve reflected in the Year-end Balance Sheet representing the Accounts Receivable reflected therein and will not represent a material adverse change in the composition of such Accounts Receivable in terms of aging). There is no contest, claim or right of set-off, under any Contract with any obligor of an Accounts Receivable relating to the amount or validity of such Accounts Receivable.
SCHEDULE 3.8 contains a complete and accurate list of all Accounts Receivable as of the date hereof, which list sets forth the aging of such Accounts Receivable.

         3.9      TAX MATTERS.

                  (a) The Company filed all Tax Returns that it was required to file and all such Tax Returns relating to the Company were correct and complete in all respects. Except as set forth on SCHEDULE 3.9(a)(1), all Taxes owed by the Company, whether or not shown on any Tax Return, have been paid when due. Except as set forth on SCHEDULE 3.9(a)(2), the Company is not currently the beneficiary of any extension of time within which to file any Tax Return. No claim with respect to the Company has ever been made by an authority in a jurisdiction where the Company does not file Tax Returns that any such entity is or may be subject to taxation by that jurisdiction. There is no Lien affecting the Shares or any of the assets or properties of the Company that arose in connection with any failure or alleged failure to pay any Tax.

                  (b) The Company has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, the Principal Shareholder or other party.

                  (c) No taxing authority will assess any additional Taxes for any period for which Tax Returns relating to the Company have been filed. There is no dispute or claim concerning any Tax liability of the Company claimed or raised by any authority. SCHEDULE 3.9(c) lists all federal, state, local and foreign income Tax Returns of the Company for the past six years, indicates those Tax Returns that have been audited and indicates those Tax Returns that currently are the subject of audit. The Company has delivered to Merge correct and complete copies of all federal income Tax Returns, examination reports and statements of deficiencies assessed against or agreed to by the Company for the past three years.

                  (d) The Company has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

                  (e) All material elections in effect as of the date hereof with respect to Taxes affecting the Company are set forth on SCHEDULE 3.9. The Company is not or will not be required to recognize positive adjustments to income pursuant to Section 481 of the Code.

                  (f) There are no outstanding rulings of, or requests for rulings from, any tax authority addressed to the Company that are, or if issued would be, binding on the Company.

                  (g) Except as set forth on SCHEDULE 3.9, the Company is not a party to any joint venture, partnership or other arrangement or contract which could be treated as a partnership for federal income tax purposes.

                  (h) The Company has not filed a consent under Section 341(f) of the Code concerning collapsible corporations. The Company has not made any payments, is not obligated to make any payments and is not a party to any agreement that under any circumstances could obligate it to make any payments that will not be fully deductible under Section 280G of the Code. The Company has not been a United States real property holding corporation with the meaning of Section 897(c)(2) of the Code during the applicable period specified in
Section 897(c)(1)(A)(ii) of the Code. The Company has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Section 6662 of the Code.

                  (i) None of the assets or properties of the Company secures any debt the interest on which is tax-exempt under Section 103(a) of the Code. None of the assets or properties of the Company are "tax-exempt use property" within the meaning of Section 168(h) of the Code. The transactions contemplated by this Agreement are not subject to Tax withholding pursuant to the provisions of Section 3406 or Subchapter A of Chapter 3 of the Code or any other provision of applicable Law. The Principal Shareholder is a United States Person within the meaning of the Code.

                  (j) Except as set forth on SCHEDULE 3.9, the Company is not a party to any Tax allocation or Tax sharing agreement. The Company (i) is not and has not been a member of an Affiliated Group filing a consolidated federal income Tax Return, and (ii) has not any liability for the Taxes of any Person under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law), as a transferee or successor, by contract or otherwise.

                  (k) No taxing authority will assess any additional income Taxes against any Affiliated Group for any period during which the Company was a member of such group. There is no dispute or claim concerning any income Tax liability of any Affiliated Group for any taxable period during which the Company was a member of such group either (i) claimed or raised by any authority in writing or (ii) as to which the Company has knowledge based upon personal contact with any agent of such authority. Except as set forth in SCHEDULE 3.9, no Affiliated Group has waived any statute of limitations with respect to any income Taxes or agreed to any extension of time with respect to an income Tax assessment or deficiency for any taxable period during which the Company was a member of such group.

                  (l) The unpaid taxes of the Company do not and will not as of the Closing Date exceed the reserves for tax liability set forth on its Year-end Balance Sheet.

                  (m) All net operating losses ("NOL's") set forth in the Tax Returns are valid.

                  (n) No new material book deficiencies are expected for the fiscal year ended September 30, 2004.

         3.10     CONTRACTS.

                  (a) Except for the  Contracts  listed on  SCHEDULE  3.10,  the
Company is not a party to or otherwise bound by any written or oral: (i) mortgage, indenture, credit agreement, security agreement, note, installment obligation or other instrument relating to the borrowing of money; (ii) guarantee of any obligation; (iii) letter of credit, bond or other indemnity (including letters of credit, bonds or other indemnities as to which the Company is the beneficiary but excluding endorsements of instruments for collection in the ordinary course of the operation of the Company); (iv) currency or interest rate swap, collar or hedge agreement; (v) offset, countertrade or barter agreement; (vi) agreement for the sale, lease or other disposition by the Company to any Person of any material amount of its assets other than the retirement or other disposition of assets no longer useful to the Company or the sale of finished products and spare parts in the ordinary course of the operation of the Company; (vii) agreement requiring the payment by the Company of more than $10,000 in any 12-month period for the purchase or lease of any machinery, equipment or other capital assets; (viii) agreement providing for the lease or sublease by the Company (as lessor, sublessor, lessee or sublessee) of any real estate or personal property; (ix) distributor, representative, broker or advertising agreement that is not terminable by the Company at will or by giving notice of thirty (30) days or less, without liability; (x) collective bargaining agreement, employment, change of control, severance or consulting agreement or agreement providing for severance payments or other additional rights or benefits (whether or not optional); (xi) joint venture agreement;
(xii) agreement requiring the payment to the Company by any other Person (other than a division, unit or Affiliate of the Company) of more than $10,000 in any 12-month period for the purchase of goods or services; (xiii) any agreement, contract or commitment currently in force relating to the acquisition by the Company of assets not in the ordinary course of business or any ownership interest in any corporation, partnership, joint venture or other business enterprise; (xiv) agreement (including purchase orders, work assignment requests and work assignment authorizations) between the Company and any other division, unit or Affiliate of the Company or Shareholder requiring payments to or by the Company of more than $10,000 in any 12-month period; (xv) license or sublicense agreement with respect to any item of Intellectual Property (whether as licensor, licensee, sublicensor or sublicensee); (xvi) agreement imposing non-competition or exclusive dealing obligations on the Company which otherwise contains any covenant that limits the freedom of the Company to engage in any line of business anywhere in the world or compete with any Person or grants any exclusive distribution rights; (xvii) Contract that is material to the operations, financial condition or prospects of the Company and that is not otherwise reflected on the Schedules; or (xviii) any Plan, including any stock option plan, stock appreciation right plan or stock purchase plan, any of the benefits of which will be increased, the vesting of benefits of which will be accelerated, or amounts which may become payable (whether currently or in the future) to current or former employees, officers or directors of the Company by the occurrence of, as a result of or in connection with any of the transactions contemplated by this Agreement or the Ancillary Agreements, or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement or any of the Ancillary Agreements.

                  (b) The Company has delivered or made available to Merge correct and complete copies of each written Contract listed on SCHEDULE 3.10, as amended to date, and a written summary setting forth the terms and conditions of each oral Contract referred to on such Schedule. Each Contract is a valid, binding and enforceable obligation of the Company, and, to the knowledge of the Principal Shareholder, the other party or parties thereto, and is in full force and effect. Except as set forth on SCHEDULE 3.10: (i) neither the Company nor any other party thereto has, to the knowledge of the Principal Shareholder, breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under, any Contract set forth on SCHEDULE 3.10; (ii) no event, occurrence or condition exists that, with the lapse of time, the giving of notice, or both, would constitute a breach, violation or default under any Contract listed on SCHEDULE 3.10 by the Company or any other party thereto; and
(iii) the Company has not waived or released any of its material rights under any Contract.

         3.11     REAL PROPERTY.

                  (a) The Company does not own any real property.

                  (b) SCHEDULE 3.11 lists all lease and sublease agreements relating to real property leased or subleased by the Company. With respect to each such lease and sublease:

                         (i)  such  lease or  sublease  constitutes  the  entire
agreement to which the Company is a party with respect to the real property leased thereunder;

                         (ii) there is no agreement, whether written or oral, to
which the Company is a party that will shorten the duration of the term of such lease or sublease as a result of the consummation of the transaction pursuant to this Agreement;

                         (iii)  the   Company  has  not   assigned,   subleased,
transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the leasehold or subleasehold;

                         (iv) all facilities leased or subleased thereunder have
received all approvals of Governmental Entities (including all Permits) required in connection with the operation thereof and have been operated and maintained in accordance with all applicable Laws to the extent operated and maintained by the Company and to the knowledge of the Company and the Principal Shareholder by any other party which has contracted with the Company;

                         (v)  there is no  action,  suit or  proceeding  pending
against the Company or, to the any action, suit or proceeding pending or threatened against the Company or any third party that would materially interfere with the quiet enjoyment of such leased real property after the Closing Date;

                         (vi) all facilities leased or subleased  thereunder are
supplied with utilities and other services necessary for the operation of such facilities; and

                  (c) To the knowledge of the Company and the Principal Shareholder, no fact or condition exists that is reasonably likely to result in the discontinuation of presently available or otherwise necessary water, sewer, gas, electric, telephone, drainage or other utilities or services relating to the real property leased by the Company.

                  (d) All of the real property leased by the Company, and all components of all improvements included within such leased real property, including the roofs and structural elements thereof and the sprinkler and fire protection, heating, ventilation, air conditioning, plumbing, electrical, mechanical, sewer, waste water, storm water, paving and parking equipment, systems and facilities included therein, are in good condition and repair, working order and repair and do not require material repair or replacement in order to serve their intended purposes in all material respects, including use and operation consistent with their present use and operation, except for scheduled maintenance, repairs and replacements conducted or required in the ordinary course of the operation of such leased real property. The Company has made all material repairs and replacements required to be made by it under the real estate leases and subleases to which the Company is a party.

                  (e) Other than options, rights of first refusal or other similar arrangements in favor of the Company under the leases and subleases relating to the real property leased by the Company, the Company has not entered into any contract, arrangement or understanding with respect to the future ownership, development, use, occupancy or operation of any parcel of real property leased by the Company.

                  (f) There are no pending or, to the knowledge of the Company and the Principal Shareholder, threatened or contemplated condemnation or eminent domain proceedings that affect the real property leased by the Company, and the Company has not received any notice, oral or written, of the intention of any Governmental Entity or other Person to take or use all or any part thereof.

                  (g) During the Company' s occupancy, none of the real property leased by the Company or any part thereof has suffered any material damage by fire or other casualty that has not been completely restored.

                  (h) The Company has not received any written notice for any insurance company that has issued a policy to the Company with respect to any real property leased by the Company requiring the performance of any structural or other repairs or alterations to such property.

         3.12     INVENTORY.

         All inventory of the Company, consists of a quality and quantity usable and salable in the ordinary course of business, except for obsolete items and items of below-standard quality, all of which have been written-off or written-down to net realizable value in the Year-end Balance Sheet or on the accounting records of the Company as of the Closing Date, as the case may be. All inventories not written-off have been priced at the lower of cost or market on a first in, first out basis. The quantities of each item of inventory are not excessive, but are reasonable in the present circumstances of the Company. All work in progress of the Company existing as of the Closing, whether or not reflected in any of the Year-end Balance Sheet, is billable and collectable at the Company's usual and customary rates and carries the Company's usual and customary profitability margins.

         3.13     TITLE AND RELATED MATTERS.

         Except as set forth on SCHEDULE 3.13, the Company has good and marketable title, or, in the case of leased properties and assets, valid leasehold interests in, to all the properties and assets purported to be owned or leased, respectively, by it, free and clear of all Liens. The properties and assets owned and leased by the Company include sufficient tangible personal property to conduct the business and operations of the Company as presently conducted. All material items of tangible personal property owned or leased by the Company are in good operating condition and repair, ordinary wear and tear excepted, and are suitable for the purposes for which they are presently being used and presently proposed to be used. Each item of tangible personal property owned or used by the Company immediately prior to the Closing will be owned or available for use by the Company on identical terms and conditions immediately subsequent to the Closing.

         3.14     INTELLECTUAL PROPERTY.

                  (a) The Company owns or has the right to use pursuant to valid license, sublicense, Contract or permission all Intellectual Property necessary or desirable for their operations as presently conducted and as the Company presently proposes to be conducted. Each item of Intellectual Property owned or used by the Company immediately prior to the Closing will continue to be owned or available for use by the Company as survivor of the Merger on identical terms and conditions immediately subsequent to the Closing. The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby and thereby, will not (i) constitute a breach of any instrument or Contract governing any Intellectual Property, (ii) cause the forfeiture or termination or give rise to a right of forfeiture or termination of any Intellectual Property or (iii) impair the right of the Company or Merge to use, sell or license any Intellectual Property or portion thereof.

                  (b) The Company has not interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property rights of third parties. Neither the provision of any service nor the manufacture, marketing, license, sale or intended use of any product or technology currently licensed or sold or under development by the Company violates any license or Contract between the Company and any third party or infringes any third party intellectual property rights. The Company has not received any charge, complaint, claim, demand or notice alleging any such interference, infringement, misappropriation or violation (including any claim that the Company must license or refrain from using any Intellectual Property rights of any third party). No third party has interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property rights of the Company. Except as set forth on SCHEDULE 3.14, the Company has not licensed or permitted any third party to exploit any of the Intellectual Property.

                  (c) SCHEDULE 3.14 identifies each patent or registration of Intellectual Property owned by the Company or for which an application filed by the Company is pending, and identifies each license, sublicense, Contract or permission pursuant to which the Company uses any item of Intellectual Property.

                  (d) The Company and the Intellectual Property will not interfere with, infringe upon, misappropriate or otherwise come into conflict with any intellectual property rights of third parties as a result of the continued operation of the business of the Company now or in the future as presently conducted or as proposed to be conducted or as otherwise contemplated by the Consulting Agreement.

         3.15     LITIGATION.

                  Except as set forth on SCHEDULE 3.15, the Company is not (a) subject to any unsatisfied judgment order, decree, stipulation, injunction or charge or (b) a party to or is threatened to be made a party to, any charge, complaint, action, suit, proceeding, hearing or investigation of or in any court or quasi-judicial or administrative agency of any federal, state, local or foreign jurisdiction. There are no judicial or administrative actions, proceedings or investigations pending, or, to the knowledge of the Company and the Principal Shareholder, threatened, that question the validity of this Agreement or any of the Ancillary Agreements or any action taken or to be taken by the Company or Principal Shareholder in connection with this Agreement or any of the other agreements contemplated hereby or that, if adversely determined, would have a material adverse effect upon the Company's or the Principal Shareholder's ability to enter into or perform their obligations under this Agreement or any of the other agreements to which they are a party.

         3.16     EMPLOYEE BENEFITS.

         Except for Plans of the Company disclosed on SCHEDULE 3.16, the Company, which for purposes of this Section 3.16 shall include any Affiliate, does not sponsor, maintain, have any obligation to contribute to or have liability under, and is not otherwise a party to any Plan or other employee benefit arrangements and payroll practices. With respect to each Plan of the Company and to the extent applicable:

                  (a) Each Plan has been maintained and operated in compliance in all material respects with its terms and with the applicable provisions of ERISA, the Code, including Section 408 thereof, all regulations, rulings and other authority issued thereunder, and all other applicable governmental laws and regulations, including all tax rules for which favorable tax treatment is intended;

                  (b) All contributions required by Law or any Plan or applicable collective bargaining agreement (including all employer contributions and employee salary reduction contributions for any period on or before the Closing Date) have been made under any such Plan (without regard to any waivers granted under Section 412 of the Code to any fund, trust, or account established thereunder or in connection therewith) have been made or will have been made by the due date thereof. All accrued contributions, premiums and other payments that would be (without regard to the transactions contemplated hereby), but are not yet, due from any of the Company or associates to (or under) any Plan have been adequately and properly provided for on the Preliminary Balance Sheet;

                  (c) The SEP IRA Plan set forth on SCHEDULE 3.16 qualified under Section 401(a) of the Code prior to its termination in 2004;

                  (d) Except as set forth on SCHEDULE 3.16, no Plan that is an Employee Welfare Benefit Plan provides for continuing benefits or coverage for any participant or beneficiary of a participant after such participant's termination of employment, except to the extent required by law; and there has been no violation of Section 4980B of the Code or Sections 601-608 of ERISA with respect to any such Plan that could result in any material liability;

                  (e) With respect to each such Plan, true, correct, and complete copies of the applicable following documents have been filed or distributed appropriately and made available to Merge: (i) all current Plan documents, and any amendment thereto; (ii) Forms 5500, financial statements, and actuarial reports for the last three (3) plan years; (iii) summary plan descriptions; (iv) the most recent determination letter received from the IRS and (v) the related trust agreements, insurance contracts and other funding agreements that implement such Plans;

                  (f) The Company has never contributed to or been required to contribute to any Multiemployer Plan;

                  (g) SCHEDULE 3.16 includes a workers' compensation paid loss summary through October 31, 2004 on an accident year basis. SCHEDULE 3.16 additionally includes a listing through the Closing Date of all open workers compensation claims showing claimant name, claim number, description, paid loss and case reserve;

                  (h) The Company has never been nor is a party to or otherwise bound by any advance agreement or similar arrangement with any Governmental Entity or regulatory body relating to the allowability, allocation or reimbursement of benefit costs or other matters in connection with any Company Plan;

                  (i) Except as provided on SCHEDULE 3.16, no Plan contains any provision that would prohibit the transactions contemplated by this Agreement and the Ancillary Agreements or that would give rise to any severance, termination or other payments solely as a result of the transactions contemplated by this Agreement and the Ancillary Agreements;

                  (j) Any Plan (or prospective, unaccrued and unvested liability related thereto) is by its terms able to be amended or terminated by the Company;

                  (k) There are no liabilities or obligations relating to any individual's current or former employment with the Company or its Affiliates arising in connection with any violation of any applicable Law prior to the Closing Date;

                  (l) There have been no Prohibited Transactions with respect to such Plans, no fiduciary has any liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of such Plans, and no action, suit, proceeding, hearing or investigation with respect to the administration or the investment of the assets of such Plans (other than routine claims for benefits) is pending or threatened.

                  (m) Neither the Company nor the Principal Shareholder has communicated to any employee (excluding internal memoranda to management) any plan or commitment, whether or not legally binding, to create any additional material Plan or materially modify or change any Plan that would affect any employee or terminated employee of the Company or any of its Affiliates in a material manner;

                  (n) No individual classified as a non-employee for purposes of receiving employee benefits (such as an independent contractor, leased employee, consultant or special consultant), regardless of treatment for other purposes, is eligible to participate in or receive benefits under any Plan which does not specifically provide for their participation. A list of all non-employees is set forth on SCHEDULE 3.16.

                  (o) Except for the SEP IRA Plan set forth on SCHEDULE 3.16, the Company has never sponsored an Employee Pension Benefit Plan.

                  (p) The Company has never self insured any employee benefit, including employees' health insurance program, except as disclosed in SCHEDULE 3.16.

         3.17     LABOR RELATIONS; EMPLOYEES.

                  (a) None of the Company's employees are represented by a labor union or similar collective bargaining organization in connection with their employment by the Company. There are no controversies pending or, to the knowledge of the Company and the Principal Shareholder, threatened between the Company and any current or former employee of the Company or any labor or other collective bargaining unit representing any current or former employee of the Company that could reasonably be expected to result in a labor strike, lockout, dispute, slow-down or work stoppage or otherwise have a material adverse effect on the financial condition, operations or prospects of the Company. To the knowledge of the Company and the Principal Shareholder, there is no organizational effort presently being made or threatened by or on behalf of any labor union or collective bargaining organization with respect to employees of the Company. The Company is and has been in material compliance with all Laws regarding employment practices, terms and conditions of employment, and wages and hours (including ERISA, the Workers Adjustment and Retraining and Notification Act or any similar state or local law).

                  (b) SCHEDULE  3.17(b) contains a complete and accurate list of the following information for each employee or director of the Company, including each employee on leave of absence or layoff status: name; job title; current compensation paid or payable and any change in compensation since December 31, 2003; vacation accrued; and service credited for purposes of vesting and eligibility to participate under the Company's pension, retirement, profit-sharing, thrift-savings, deferred compensation, stock bonus, stock option, cash bonus, employee stock ownership (including investment credit or payroll stock ownership), severance pay, insurance, medical, welfare, or vacation plan, other Employee Pension Benefit Plan or Employee Welfare Benefit Plan, or any other employee benefit Plan or any director plan.

                  (c) No employee or director of the Company is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, noncompetition, or Intellectual Property or proprietary rights agreement, between such employee or director and any other Person that in any way adversely affects or will affect the performance of his or her duties as an employee or director of the Company or the ability of the Company to conduct its business. To the knowledge of the Company and the Principal Shareholder, no director, officer, key employee or group of employees of the Company intends to terminate his or her employment with the Company.

                  (d) Neither the Principal Shareholder nor the Company has guaranteed or promised continuing employment to any employee, and the Principal Shareholder and the Company understand that business conditions will dictate appropriate employment levels after the Closing.

                  (e) SCHEDULE 3.17(e) contains a complete and accurate list of the following information for each retired employee or director of the Company, or their dependents, receiving benefits or scheduled to receive benefits in the future: name; pension benefit; pension option election; retiree medical insurance coverage; retiree life insurance coverage; and other benefits.

         3.18     ENVIRONMENTAL MATTERS.

                  (a) The Company is, and at all times has been, in full compliance with, and has not been and is not in violation of or liable under, any Environmental Law. Neither the Company nor the Principal Shareholder has any basis to expect, nor has either of them or any Person for whose conduct they are or may be held to be responsible, received any actual or threatened order, notice or other communication from (i) any Governmental Entity or private citizen acting in the public interest, or (ii) the current or prior owner or operator of any facilities used, owned or operated by the Company or the property on which such facilities are, or were located, of any actual or potential violation or failure to comply with any Environmental Law, or of any actual or threatened obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any of the facilities or any other properties or assets (whether real, personal, or mixed) in which the Company has or had an interest, or with respect to any property or facility at or to which Hazardous Materials were generated, manufactured, refined, transferred, imported, used or processed by the Company or any Person for whose conduct it is found to be responsible, or from which Hazardous Materials have been transported, treated, stored, handled, transferred, disposed, recycled or received.

                  (b) There are no pending or threatened claims, encumbrances, or other restrictions of any nature, resulting from any Environmental, Health and Safety Liabilities or arising under or pursuant to any Environmental Law, with respect to or affecting any of the facilities or any other properties and assets (whether real, personal, or mixed) in which the Company has or had an interest.

                  (c) Neither the Principal  Shareholder nor the Company has any
basis to expect, nor has either of them or any Person for whose conduct they are or may be held responsible, received, any citation, directive, inquiry, notice, order, summons, warning or other communication that relates to Hazardous Materials, Hazardous Activity or any alleged, actual or potential violation or failure to comply with any Environmental Law, or of any alleged, actual or potential obligations to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any of the facilities or any other properties or assets (whether real, personal, or mixed) in which the Company has or had an interest, or with respect to any property or facility to which Hazardous Materials generated, manufactured, refined, transferred, imported, used or processed by the Company or any Person for whose conduct it is found to be responsible, have been transported, treated, stored, handled, transferred, disposed, recycled or received.

                  (d) Neither the Principal Shareholder nor the Company, or any Person for whose conduct they are or may be held responsible, has Environmental, Health, and Safety Liabilities with respect to the facilities or with respect to any other properties and assets (whether real, personal, or mixed) in which the Company (or any predecessor) has or had an interest, or any such other property or assets.

                  (e) There are no Hazardous Materials, except as properly stored in compliance with Environmental Laws in commercial containers also in compliance therewith for day-to-day use in the ordinary and usual course of the Company's business, present on or in the environment at the facilities, including any Hazardous Materials contained in barrels, above or underground storage tanks, landfills, land deposits, dumps, equipment (whether moveable or fixed) or other containers, either temporary or permanent, and deposited or located in land, water, sumps or any other part of the facilities or such adjoining property, or incorporated into any structure therein or thereon. Neither the Principal Shareholder nor the Company, or any Person for whose conduct they are or may be held responsible, or any other Person, has permitted or conducted, or is aware of, any Hazardous Activity conducted with respect to the facilities or any other properties or assets, (whether real, personal, or mixed) in which the Company has or had an interest.

                  (f) There has been no Release or, to the knowledge of the Company and the Principal Shareholder, threat of Release of any Hazardous
Materials  at or  from  the  facilities  or at any  other  locations  where  any
Hazardous Materials were generated, manufactured, refined, transferred, produced, imported, stored, distributed, handled, managed, Released, treated, used or processed from or by the facilities, or from or by any other properties and assets (whether real, personal, or mixed) in which the Company has or had an interest, whether by the Company or any Person.

                  (g) The Company has delivered to Merge true and complete copies and results of any reports, studies, analyses, tests, or monitoring possessed or initiated by the Company pertaining to Hazardous Materials or Hazardous Activities in, on, or under the facilities, or concerning compliance by the Company, or by any Person for whose conduct it are or may be held responsible, with Environmental Laws.

         3.19     LEGAL COMPLIANCE.

         Except as set forth on SCHEDULE 3.19, the Company has fully complied with all applicable Laws and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand or notice has been filed or commenced against or, to the knowledge of the Principal Shareholder, has been threatened against the Company alleging any failure to so comply. No investigation or review by any Governmental Entity is pending or threatened against the Company and no Governmental Entity has indicated in writing or orally, an intention to conduct the same. There is no agreement, judgment, injunction, order or decree binding upon the Company, which has or could reasonably be expected to have the effect of prohibiting or impairing (i) any business practice of the Company, (ii) any acquisition by or property of the Company or (iii) the conduct of business by the Company.

         3.20     PERMITS.

         SCHEDULE 3.20 contains a true and complete list and brief description of all of the Permits required to allow, in accordance with the Laws of any Governmental Entity, the continued operation of the business as now conducted (or proposed to be conducted under existing Contracts), and the Company is the authorized legal holder of the Permits. Each of the Permits is valid and in full force and effect, the Company is in compliance with all the provisions of the Permits in all material respects. The Company has not received notice that any Governmental Entity has instituted any proceedings for the cancellation, non-renewal or modification of any of the Permits; there is no reason why any of such Permits will, upon their scheduled expiration or as a result of the Closing, not be renewable or reissuable in the ordinary course or will be issuable or reissuable only with the imposition of a material condition.

         3.21     AFFILIATE AGREEMENTS

         SCHEDULE 3.21 sets forth: (i) a list of each and every written Contract or arrangement; (ii) a brief description in reasonable detail of all oral Contracts or arrangements in effect that relate to, in either case (x) the provision of products or services to the Company by any Principal Shareholder of the Company, officer, director or employee, or any Related Person or Affiliate of the Company or any Principal Shareholder of the Company or (y) the provision of products or services by the Company to the Principal Shareholder, officer, director or employee, or any Related Person or Affiliate of any Principal Shareholder of the Company, officer, director or employee. The Company has delivered to Merge correct and complete copies of each such written Contract or arrangement, as amended to date. Except as set forth on SCHEDULE 3.21, all such Contracts and arrangements with Related Parties are on terms no less favorable than those that could be obtained in arms-length transactions with non-related parties. Except as set forth on SCHEDULE 3.21, no Shareholder of the Company, officer, director or employee of the Company has any interest in any property, real or personal, tangible or intangible, used in or pertaining to the business of the Company.

         3.22     INSURANCE.

         SCHEDULE 3.22 contains a correct and complete list and description by type of all policies of fire, liability, directors' and officers', errors and omissions, workers' compensation and other forms of insurance, including all group insurance programs, owned or held by the Company. All such policies are in full force and effect, and no written notice of cancellation or termination has been received with respect to any such policy. Except as noted on SCHEDULE 3.22, all premiums with respect to all insurance policies covering all periods up to and including the date hereof have been paid. Such policies, (a) are sufficient for compliance with all material requirements of Law and of all material Contracts to which the Company is a party, (b) are valid, outstanding and enforceable policies as against the Company, (c) provide insurance coverage for the assets and operations of the Company that, in the reasonable judgment of the Principal Shareholder and the management of the Company, is adequate in light of risks of the Company's business as heretofore conducted, (d) will remain in full force and effect through the respective dates set forth in SCHEDULE 3.22 without the payment of additional premiums and (e) will not in any way be affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement or the Ancillary Agreements. The Company has not been refused any insurance with respect to its assets or operations, nor has any insurance carrier to which it has applied for any such insurance or with which it has carried insurance limited its coverage.

         3.23     BANK ACCOUNTS AND POWERS.

         SCHEDULE 3.23 lists each bank, trust company, savings institution, brokerage firm, mutual fund or other financial institution with which the Company has an account or safe deposit box relating to the Company and the names and identification of all Persons authorized to draw thereon or to have access thereto. SCHEDULE 3.23 lists the names of each Person holding powers of attorney or agency authority from the Company and a summary of the terms thereof.

         3.24     BROKERS' FEES.

         The Principal Shareholder, the Company and their agents have not, nor will they incur, directly or indirectly, any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to this Agreement or any Ancillary Agreement or of any of the transactions contemplated hereby or thereby.

         3.25     CERTAIN PAYMENTS.

         Neither the Company nor any director, officer, agent, or employee of the Company, or to the knowledge of the Company and the Principal Shareholder, any Person associated with or acting for or on behalf of the Company, has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback or other payment to any Person, private or public, regardless of form, whether in money, property or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained, for or in respect of the Company or any Affiliate of the Company, or (iv) in violation of any Law, or (b) established or maintained any fund or asset that has not been recorded in the books and records of the Company.

         3.26     CUSTOMER RELATIONSHIPS.

         Except as set forth in SCHEDULE 3.26, there has not been, and neither the Company nor the Principal Shareholder has knowledge of circumstances giving rise to cause either of them to reasonably believe that there will be, any adverse change in the Company's relations with any of its customers since December 31, 2003, whether as a result of the transactions contemplated by this Agreement or the Ancillary Agreements, or otherwise. SCHEDULE 3.26 sets forth a true and complete list of the Company's ten (10) largest customer accounts as of the date hereof. No current customer of the Company has advised the Company that, as a result of the transactions contemplated by this Agreement or any of the Ancillary Agreements, it is terminating the handling of its business by the Company, as a whole or in part, or reducing its future spending with the Company. Except as set forth in SCHEDULE 3.26, the Company is not involved in any material claim or controversy with any customer.

         3.27     VENDORS.

         SCHEDULE 3.27 contains an accurate and complete list of the Company's ten (10) largest vendors as of the date hereof. No vendor has canceled or otherwise terminated, modified or threatened to cancel or otherwise terminate, or to modify, its relationship with the Company. Except as set forth on SCHEDULE 3.27, the Company is not involved in any material claim or controversy with any vendor.

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

         3.28     BOARD APPROVAL.

         The Board of Directors of the Company has determined that the transactions contemplated by this Agreement are fair to, and in the best interests of, the Company and the Shareholders, and the Board of Directors of the Company has approved this Agreement and the Voting Agreement and the transactions contemplated thereby.

         3.29     BOOKS AND RECORDS.

         Except as set forth on Schedule 3.29, all accounts, stock record books, ledgers and other records related to the business of the Company have been properly and accurately kept and completed in all material respects in accordance with reasonable business practices, and there are no material inaccuracies or discrepancies of any kind contained or reflected therein. Except as set forth on Schedule 3.29, the minute books of the Company contain accurate and complete records of all material corporate actions taken by the Shareholders of the Company, the Board of Directors and committees of the Board of Directors which are required to be approved by them. To the extent that any records related to the Company are missing from or not included in the minute books of the Company (the "Missing Records"), the Company represents and warrants that the Missing Records contain or reflect no action, decisions or practices in any way inconsistent with the business of the Company as currently conducted or with the representations of the Company and the Principal Shareholder contained in this Agreement.

         3.30     ANTITRUST LAW COMPLIANCE.

         The Company has not violated in any respect, received a notice or charge asserting any violation, or engaged in conduct that may be construed as price fixing or any other violation of the Sherman Act, the Clayton Act, the Robinson-Patman Act or the Federal Trade Commission Act, each as amended, or any other federal or state Law related to antitrust or competition.

         3.31     PRODUCT LIABILITY.

         The Company has no liability, whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated and whether due or to become due, and there exists no past or present fact, situation, circumstance, status, condition, activity, practice, occurrence, event, incident, action, failure to act or transaction that forms or could form the basis for any present or future liability, charge, complaint, action, suit, proceeding, hearing, investigation, claim or demand against the Company arising out of any injury to persons or property as a result of the ownership, possession or use of any product manufactured, sold, leased or delivered by the Company or as a result of any service provided by the Company.

         3.32     FULL DISCLOSURE.

         All documents and other papers delivered by or on behalf of the Company or the Principal Shareholder in connection with this Agreement are true, complete, correct and authentic in all respects. No representation or warranty of any of the Principal Shareholder or the Company contained in this Agreement, and no statement contained in any document or certificate required to be delivered by the Company or the Principal Shareholder to Merge or any of its representatives pursuant to the terms of this Agreement or the Ancillary Agreements (including the Schedules hereto and thereto), contains any untrue statement of a material fact or omits to state on an appropriate schedule a material fact necessary to make the representation, warranty or statements contained herein or therein not misleading. There is no fact that the Company or the Principal Shareholder have not disclosed to Merge in writing that the Company or Principal Shareholder reasonably believe has or will have a material adverse effect on the financial conditions, operations or prospects of the Company or a material adverse effect on the ability of the Company or the Principal Shareholder of the Company to perform this Agreement or any other agreements contemplated hereby to which any of them is a party.

         3.33     INTERNAL CONTROL OVER FINANCIAL REPORTING.

         The Company maintains books of account which accurately and validly reflect all loans, mortgages, collateral, and other business transactions and maintain proper and adequate internal control over financial reporting which provide assurance that (a) receipts and expenditures are made and access to the Company's assets is permitted only in accordance with management's authorization; (b) the books and records of the Company accurately and fairly reflect in reasonable detail the transactions and dispositions of the assets of the Company; (c) the reporting of the assets of the Company is compared with existing assets at regular intervals; (d) transactions are recorded as necessary to permit preparation of financial statements of the Company in accordance with GAAP and to maintain accountability for the assets of the Company; (e) unauthorized acquisition, use, or disposition of the assets of the Company is prevented; and (f) accounts, notes, and other transactions are recorded accurately, and proper and adequate procedures are implemented to effect the collection thereof on a current and timely basis. Schedule 3.33 identifies all significant deficiencies or material weaknesses in the internal control over financial reporting of the Company.

          3.34    COMPLIANCE WITH SOX.

         The Company is in compliance with the provisions of SOX applicable to it as of the date hereof and has implemented such programs and has taken reasonable steps, upon the advice of the Company's independent auditors and outside counsel, respectively, to ensure the Company's future compliance (not later than the relevant statutory and regulatory deadlines therefor) with all provisions of SOX which shall become applicable to the Company after the date hereof.

               SECTION 4. REPRESENTATIONS AND WARRANTIES OF MERGE

         Merge and Acquisition Sub represent and warrant to, and covenant with, the Company and the Principal Shareholder as of the date of this Agreement and as of the Closing Date, as follows:

         4.1      ORGANIZATION.

         Merge and Acquisition Sub are each a corporation duly organized, validly existing and in good standing under the laws of the State of Wisconsin and the State of Nevada, respectively.

         4.2      AUTHORIZATION OF TRANSACTION.

         The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Board of Directors of Merge and Acquisition Sub. Merge and Acquisition Sub have the absolute and unrestricted right, power, authority and capacity (including full corporate power and authority) or have taken all requisite action to enable Merge and Acquisition Sub to execute and deliver this Agreement and to perform their obligations hereunder. This Agreement has been duly executed and delivered by Merge and Acquisition Sub. When duly executed and delivered, this Agreement constitutes the valid and legally binding obligation of Merge and Acquisition Sub, enforceable in accordance with its terms, subject to (i) laws of general application relating to bankruptcy insolvency, and the relief of debtors, and (ii) general equitable principles.

         4.3      NONCONTRAVENTION; CONSENTS.

         Neither the execution and the delivery of this Agreement, nor the consummation by Merge and Acquisition Sub of the transactions contemplated hereby, will violate any Law to which Merge or Acquisition Sub is subject or any provision of the charter or bylaws of Merge or Acquisition Sub. Neither the execution and delivery of this Agreement or any of the Ancillary Agreements by Merge and Acquisition Sub, nor the consummation by Merge and Acquisition Sub of the transactions contemplated hereby or thereby, will constitute a violation of, be in conflict with or constitute or create a default under, any agreement or commitment to which Merge or Acquisition Sub is a party or by which Merge, Acquisition Sub or any of their properties is bound or to which Merge, Acquisition Sub or any of such properties is subject. Merge and Acquisition Sub have given all required notice and obtained all Permits, consents, approvals, authorizations, qualifications and orders of Governmental Entities as are required in order to enable Merge and Acquisition Sub to perform their obligations under this Agreement and each of the Ancillary Agreements.

                        SECTION 5. PRE-CLOSING COVENANTS

         The parties agree as follows with respect to the period between the date of this Agreement and the Closing Date:

         5.1      GENERAL.

         Each of Merge, the Company and the Principal Shareholder will use its reasonable best efforts to take all actions and to do all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement (including satisfying the closing conditions set forth in Section 7).

         5.2      NOTICES AND CONSENTS.

         Beginning on the date hereof, the Company will give all required notices to third parties and will obtain all third party consents that are required in connection with the transactions contemplated by this Agreement, each in form and substance reasonably acceptable to Merge. A copy of such notice or consent shall be provided to Merge as soon as practicable.

         5.3      CARRY ON IN ORDINARY COURSE.

                  (a) Between the date of this Agreement and the Closing Date, the Company will conduct and carry on its business only in the ordinary course consistent with past practices. Until such time, the Company also shall use its commercially reasonable efforts to preserve the Company's assets, relationships, customers, clients and employees and to preserve for Merge the integrity and reputation of the Company, and shall not take any of the following actions without the prior written consent of Merge, which consent shall not be unreasonably withheld:

                         (i) form or cause to be formed any subsidiary;

                         (ii) make any  change  in  any   executive   management
                         personnel;

                         (iii) enter into any contract of employment with, or increase the compensation paid or payable to, or enter into any new arrangements with, any of its officers, directors, employees or agents or pay or become committed to pay any of the foregoing any bonuses or other special compensation except for non-management employees in the ordinary course of business;

                         (iv) amend its charter or bylaws;

                         (v) authorize, issue or sell, repurchase, or become committed to authorize, issue or sell, or repurchase, any shares of capital stock or any rights or options to acquire capital stock except pursuant to the acceleration or exercise of rights or options previously granted by the Company;

                         (vi) make any single expenditure in an amount exceeding ten thousand dollars ($10,000), or expenditures which in the aggregate exceed twenty-five thousand dollars ($25,000), or agree to sell, transfer, assign or encumber, any of the Company's assets except in the ordinary course of business;

                         (vii) pay or declare any dividends to its shareholders; or

                         (viii)   pay,   declare   or   announce   any   capital
                         distribution.

                  (b) Between the date of the Agreement and the Closing Date, the Company and the Principal Shareholder further agree to:

                         (i) use their reasonable best efforts to preserve intact the current business of the Company, keep available the services of the current officers, employees and agents of the Company, and maintain the relations and goodwill with customers, vendors, landlords, creditors, employees, agents and others having business relationships with the Company;

                         (ii) confer with Merge concerning operational matters of a material nature; and

                         (iii) otherwise report periodically to Merge concerning the status of the business, operations, finances and prospects of the Company.

                           (c) Neither the Company,  the  Principal  Shareholder
nor Merge shall take any action
that could reasonably be expected to adversely affect its ability to perform this Agreement.

                           (d) The  Principal  Shareholder  will  not  transfer,
pledge or otherwise dispose of any of
his Shares owned on the date hereof.

                           (e) The Company will not make a voluntary  bankruptcy
filing, an assignment for the
benefit of creditors or take any other similar action.

         5.4      NO DEFAULT.

         The Company will not commit or omit to take any act which will cause a termination of or material breach or default under any Contract or obligation to which the Company is a party or by which its assets are bound.

         5.5      FULL ACCESS.

         Until the Closing Date and the consummation of the transactions contemplated by this Agreement, the Company and the Principal Shareholder agree to give reasonable access to Merge and Merge's agents and representatives to all assets, properties, contracts, personnel, key customers, suppliers, agents, books and records of the Company and/or any other data and information related to the Company as Merge and/or its agents or representatives may reasonably deem necessary, and further agree to cause Company's executive employees and legal and financial representatives to meet with Merge at mutually agreeable times and locations and answer Merge's questions to the best of their ability, including but not limited to their assessment of all pending, threatened or contingent claims or lawsuits against the Company. The Company shall also afford unrestricted access to all its audit papers and allow Merge and its representatives the opportunity to ask questions and receive answers, to the best of their ability, of the appropriate officers and agents of the Company.

         5.6      NOTICE OF DEVELOPMENTS.

         The Company and the Principal Shareholder will each give prompt written notice to Merge of any material development affecting the Company. Each party will give prompt written notice to the other of any material development affecting the ability of the parties to consummate the transactions contemplated by this Agreement or any of the Ancillary Agreements. No such written notice of a material development will be deemed to have amended the Schedules, to have qualified the representations and warranties contained herein or in the Ancillary Agreements, or to have cured any misrepresentation or breach of warranty that otherwise might have existed hereunder by reason of such material development.

         5.7      NO SOLICITATION OF TRANSACTIONS.

                  (a) The Company agrees that it shall not, and shall not authorize or permit any of its directors, officers, employees or representatives to, directly or indirectly:

                      (i) solicit, initiate, encourage, knowingly facilitate or induce any inquiry with respect to, or the making, submission or announcement of, any Acquisition Proposal;

                      (ii) participate or engage in any discussions or negotiations regarding, or furnish to any Person any nonpublic information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to, any Acquisition Proposal, except to notify such Person as to the existence of these provisions (except to the extent permitted pursuant to this Section 5.7);

                      (iii)  approve,   endorse  or  recommend  any  Acquisition
Proposal with respect to the Company (except to the extent permitted by this Section 5.7); or

                      (iv) enter into any letter of intent or similar document or any agreement, commitment or understanding contemplating or otherwise relating to any Acquisition Proposal or a transaction contemplated thereby (except for confidentiality agreements permitted pursuant to Section 5.7(c)).

         The Company shall immediately terminate all discussions or negotiations, if any, with any third party with respect to, or any that could reasonably be expected to lead to or contemplate the possibility of, an Acquisition Proposal. The Company shall as soon as practicable demand that each Person which has executed, since January 1, 2003, a confidentiality agreement with the Company or any of its Affiliates or any of its or their representatives with respect to such Person's consideration of a possible Acquisition Proposal to immediately return or destroy (which destruction shall be certified in writing by such Person to the Company) all confidential information heretofore furnished by the Company or any of its Affiliates or subsidiaries or any of its or their representatives to such Person or any of its Affiliates or any of its or their representatives.

                  (b) Promptly (but in any event within 36 hours) after receipt of any Acquisition Proposal or any request for nonpublic information or inquiry which it reasonably believes could lead to an Acquisition Proposal, the Company shall provide Merge with written notice of the material terms and conditions of such Acquisition Proposal, request or inquiry, and the identity of the Person or group making any such Acquisition Proposal, request or inquiry, and a copy of all written materials provided in connection with such Acquisition Proposal, request or inquiry. After receipt of the Acquisition Proposal, request or inquiry, the Company shall promptly keep Merge informed in all material respects of the status and details (including material amendments or proposed material amendments) of any such Acquisition Proposal, request or inquiry and shall promptly provide to Merge a copy of all written materials subsequently provided in connection with such Acquisition Proposal, request or inquiry.

                  (c) If the Company receives an Acquisition Proposal which (i) constitutes a Superior Proposal or (ii) which the Board of Directors of the Company in good faith concludes could reasonably be expected to result in a Superior Proposal, the Company shall promptly provide to Merge written notice that shall state expressly (A) that it has received an Acquisition Proposal which constitutes a Superior Proposal or which could reasonably be expected to result in a Superior Proposal, and (B) the identity of the party making such Acquisition Proposal and the material terms and conditions of the Acquisition Proposal (the "Superior Proposal Notice" ) and may then take the following actions (either directly or through its subsidiaries or any of their respective directors, officers, employees or representatives):

                      (i) furnish nonpublic information to the third party making such Acquisition Proposal, provided, that (A) prior to so furnishing, the Company receives from the third party an executed confidentiality agreement containing customary standstill provisions and other terms and conditions that are no less restrictive to such third party than the terms and conditions of the nondisclosure agreement entered into between Merge and the Company dated September 22, 2004 and (B) contemporaneously with furnishing any such nonpublic information to such third party, the Company furnishes a copy of such nonpublic information to Merge (to the extent such nonpublic information has not been previously so furnished); and

                           (ii)  participate  or  engage in any  discussions  or
negotiations with the third party with respect to the Acquisition Proposal.

                  (d) For a period of not less than five Business Days after Merge's receipt from the Company of each Superior Proposal Notice, the Company shall, if requested by Merge, negotiate in good faith with Merge to revise this Agreement so that the Acquisition Proposal that constituted a Superior Proposal no longer constitutes a Superior Proposal.

                  (e) Notwithstanding anything in this Agreement to the contrary, in response to the receipt of a Superior Proposal that has not been withdrawn and continues to constitute a Superior Proposal after the Company's compliance with Section 5.7(d), the Board of Directors of the Company may withhold, withdraw or modify the Company Recommendation and, in the case of a Superior Proposal that is a tender or exchange offer made directly to its stockholders, may recommend that its stockholders accept the tender or exchange offer (any of the foregoing actions, whether by the Board of Directors or a committee thereof, a "Change of Recommendation" ) and, pursuant to Section 9.1(d), may terminate this Agreement, if both of the following conditions in Sections 5.7(e)(i) and 5.7(e)(ii) are met:

                      (i)  the   approval   of  the  Merger  by  the   Company's
stockholders has not been obtained; and

                      (ii) the Board of Directors of the Company has concluded in good faith, following the receipt of advice of its outside legal counsel, that, in light of such Superior Proposal, the failure of the Board of Directors to effect a Change of Recommendation would result in a breach of its fiduciary obligations to its stockholders under applicable Law.

                  (f) Nothing contained in this Agreement shall be deemed to restrict the Company from complying with Rules 14d-9 or 14e-2.

         5.8      TAX MATTERS.

         No new elections with respect to Taxes, or any changes in current elections with respect to Taxes, relating to or affecting the Company will be made by the Company after the date of this Agreement without the prior written consent of Merge.

         5.9       NEW OEM CONTRACTS.

         The Company and the Principal Shareholder shall have used their best efforts to secure new OEM and distribution contracts, upon such terms as shall be approved by Merge in its reasonable discretion.

         5.10     PROXY STATEMENT.

                  (a) As promptly as practicable after the execution of this Agreement, the Company shall prepare a proxy statement relating to the Company Stockholders' Meeting (as defined herein) (together with any amendments thereof or supplements thereto, the "Proxy Statement"). The Company shall use reasonable best efforts to cause the Proxy Statement to comply with any requests of the SEC and to be mailed to the Company's stockholders as promptly as practicable after the Proxy Statement shall have been cleared by the SEC. No filing of, or amendment or supplement to, the Proxy Statement shall be made by the Company without providing Merge a reasonable opportunity to review and comment thereon, which comments shall be considered in good faith. The Company shall advise Merge, promptly after it receives notice thereof, of any request by the SEC for amendment of the Proxy Statement or comments thereon and responses thereto or requests by the SEC for additional information.

                  (b) The information supplied by Merge to the Company for inclusion in the Proxy Statement shall not, at (i) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders of the Company, and (ii) the time of the Company Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. If at any time prior to the Closing any event or circumstance relating to Merge or any of its Subsidiaries, or their respective officers or directors, should be discovered by Merge which should be set forth in an amendment or a supplement to the Proxy Statement, Merge shall promptly inform the Company and, to the extent required by applicable Law, an appropriate amendment or supplement describing such event or circumstance shall be promptly filed with the SEC and disseminated to stockholders of the Company. All documents that Merge is responsible for filing with the SEC in connection with the transactions contemplated herein will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.

                  (c) The information supplied by the Company for inclusion in the Proxy Statement shall not, at (i) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders of the Company, and (ii) the time of the Company Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. If at any time prior to the Closing any event or circumstance relating to the Company or any of its Subsidiaries, or their respective officers or directors, should be discovered by the Company which should be set forth in an amendment or a supplement to the Proxy Statement, the Company shall promptly inform Merge, and, to the extent required by applicable Law, an appropriate amendment or supplement describing such event or circumstance shall be promptly filed with the SEC and disseminated to stockholders of the Company. All documents that the Company is responsible for filing with the SEC in connection with the transactions contemplated herein will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.

         5.11     COMPANY SHAREHOLDERS' MEETING.

                  (a) The Company shall duly call and hold a meeting of its stockholders (the "Company Stockholders' Meeting") as promptly as practicable in accordance with applicable Law following the date the Proxy Statement is cleared by the SEC and after coordination with Merge, provided that the meeting shall be held not later than March 20, 2005, for the purpose of voting upon the adoption of this Agreement and approval of the Merger. In connection with the Company Stockholders' Meeting and the transactions contemplated hereby, the Company will
(i) subject to applicable Law, use its reasonable best efforts (including postponing or adjourning the Company Stockholders' Meeting to obtain a quorum or to solicit additional proxies) to obtain the necessary approvals by its stockholders of this Agreement and the Merger and (ii) otherwise comply with all legal requirements applicable to the Company Stockholders' Meeting.

                  (b) The Board of Directors of the Company shall recommend adoption of this Agreement and approval of the Merger by the stockholders of the Company (the "Company Recommendation"). Subject to Section 5.7, the Company shall not withdraw or adversely modify (or propose to withdraw or adversely modify) such recommendation, and the Proxy Statement shall contain such recommendation.

         5.12     MISSING RECORDS.

         The Company shall use its best efforts to locate and deliver to Merge the Missing Records.

         5.13     OPTIONS; WARRANTS.

         The Company shall use its best efforts to resolve, in a manner reasonably satisfactory to Merge, any outstanding options and warrants for Shares.

                        SECTION 6. POST-CLOSING COVENANTS

         The parties agree as follows with respect to the period following the Closing Date:

         6.1      GENERAL.

         In case at any time after the Closing Date any further action is necessary or desirable to carry out the purposes of this Agreement, each of the parties will take such further action (including the execution and delivery of such further instruments and documents) as the other parties reasonably may request, at the sole cost and expense of the requesting party (unless the requesting party is entitled to indemnification therefor under Section 8).

         6.2      LITIGATION SUPPORT.

                  (a) In the event and for so long as any party hereto is actively contesting or defending against any charge, complaint, action, audit, suit, proceeding, hearing, investigation, claim or demand in connection with (i) any transaction contemplated under this Agreement, or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act or transaction on or prior to the Closing Date involving the Company, the other parties will cooperate with the contesting or defending parties and its counsel in the contest or defense, make available its personnel and provide such testimony and access to its books and records as may be necessary in connection with the contest or defense, at the sole cost and expense of the contesting or defending party (unless the contesting or defending party is entitled to indemnification therefor under Section 8).

                  (b) Merge will cause the Surviving Corporation or its successor to maintain all original books, records, files, documents, papers and agreements pertaining to the operations of the Company as conducted prior to the Closing Date for at least four years following the Closing Date or such longer period as may be required by Law.

         6.3      AGREEMENTS REGARDING TAX MATTERS.

                  (a) Merge shall prepare or cause to be prepared and file or cause to be filed all Tax Returns for the Company for all periods ending on or prior to the Closing Date which are filed after the Closing Date. The Company will ensure that there is an adequate accrual for the liability set forth in such Tax Returns, including the cost of preparation thereof, on the Closing Balance Sheet.

                  (b) Merge, the Company and the Principal Shareholder shall cooperate fully, as and to the extent reasonably requested by the other parties, in connection with the filing of Tax Returns pursuant to this Section and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon request by one of the other parties) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding.

                  (c) All tax sharing agreements or similar agreements with respect to or involving the Company shall be terminated as of the Closing Date, and after the Closing Date, the Company shall not be bound thereby or have any liability thereunder.

         6.4      CONFIDENTIAL INFORMATION.

         For a period of ten years after the Closing Date, the Principal Shareholder and his Affiliates will treat and hold as such, and will not use for the benefit of himself or others, any confidential information, in whatever form or medium, concerning the operations and affairs of the Company, except as required by them to bring or defend any lawsuit or other proceeding relating to the Company's operations prior to the Closing Date or relating to the transactions contemplated herein in accordance with the provisions of this

Section 6.4 and Section 8.4. In the event that the Principal Shareholder or his Affiliates is requested or required (by oral request or written request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand or similar process) to disclose any confidential information, then the Principal Shareholder will notify Merge promptly in writing of the request or requirement so that Merge may seek an appropriate protective order or waive compliance with this Section 6.4. If, in the absence of a protective order or receipt of a waiver hereunder, the Principal Shareholder or his Affiliates is, on the advice of outside counsel, compelled to disclose any confidential information to any Governmental Entity or else stand liable for contempt, then the Principal Shareholder or Affiliate may disclose such confidential information to such Governmental Entity, provided that the Principal Shareholder or his Affiliates will use their reasonable best efforts to obtain, at the request of Merge, an order or other assurance that confidential treatment will be accorded to such confidential information.

         6.5      COVENANT NOT TO COMPETE; SOLICITATION.

         The Principal Shareholder agrees that for a period of five years from and after the Closing Date, he will not engage directly or indirectly in the Business that the Company conducts. The "Business", for purposes of this Agreement, is defined in Recital A set forth at the beginning of this Agreement. In addition, for such five (5) year period, the Principal Shareholder will not solicit the employment of or hire any current employee of the Company.

         6.6      PAYMENT OF PRINCIPAL SHAREHOLDER'S NOTE.

         At the Closing, Merge will cause the Company to repay the $1,000,000 aggregate principal amount demand notes issued by the Company to the Principal Shareholder, including all accrued and unpaid interest thereon.

                          SECTION 7. CLOSING CONDITIONS

         7.1      CONDITIONS TO OBLIGATION OF MERGE.

         The obligation of Merge and Acquisition Sub to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction, or waiver, in Merge's sole discretion, at or prior to Closing, of each of the following conditions:

                  (a) There being no material adverse change in the Company's business, operations or prospects.

                  (b) There being no uncovered material adjustments in the Company's 2003 financial performance (revenues and net income) or the Company's year to date 2004.

                  (c) There being no uncovered material changes in the Company's balance sheet between the date hereof and the Closing Date, including but not limited to Accounts Receivable collections, increases in debt other than debt to finance working capital needs, and the like.

                  (d) The Company obtaining all required consents to change in control of the Company and assignment as it relates to all client, product, licensing, service and asset Contracts of the Company as set forth on SCHEDULE 3.3.

                  (e) Merge securing employment agreements with those employees of the Company set forth on the schedule previously delivered by Merge to the Company at a compensation level consistent with similarly situated employees of Merge.

                  (f) Merge shall have satisfied itself that all employees of the Company have executed confidentiality and employee invention agreements in form satisfactory to Merge consistent with Merge's current form of agreement.

                  (g) At the Closing, the Principal Shareholder or the Company, as the case may be, shall deliver to Merge the following agreements, instruments or documents (collectively the "Closing Documents"):

                      (1) Certified Articles and Bylaws.

                      (2) Certificate of Chief Executive Officer of the Company as to representations and warranties.

                      (3)  Certificate  of  the  Principal   Shareholder  as  to
representations and warranties.

                      (4) Certificate of Merger for filing in Nevada.

                      (5) Good Standing Certificates from the Secretaries of State of Nevada and California.


                      (6) A consent from the Company's independent accountants to include the Company's financial statements with any and all filing by Merge after the Closing.

                      (7) The Consulting Agreement with Principal Shareholder.

                      (8) Certified resolutions of the Board of Directors and the Shareholders of the Company, approving the merger and other transactions contemplated herein.

                      (9)  a  certificate   executed  by  the  Company  and  the
Principal Shareholder, dated as of the Closing Date, to the effect that each of the conditions specified above, are satisfied in all respects;

                      (10) the Company shall have delivered to Merge an opinion of counsel dated as of the Closing Date from Morris Manning & Martin LLP, with respect to the matters set forth in EXHIBIT D attached hereto;

                  (h) the representations and warranties of the Company and the Principal Shareholder set forth in this Agreement will, individually and collectively, be true and correct in all material respects at and as of the Closing Date and such parties shall have delivered a certificate to such effect;

                  (i) the Company and the Principal Shareholder will have performed and complied with all of their covenants and obligations hereunder in all material respects through the Closing Date;

                  (j) there will not be any action, suit or proceeding pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling or charge would (i) prevent consummation of any of the transactions contemplated by this Agreement,
(ii) cause any of the transactions contemplated by this Agreement to be interfered with, prevented, delayed or rescinded following consummation, (iii) affect materially and adversely the right of Merge following the Closing Date to control the Company as survivor of the merger with Acquisition Sub or (iv) affect materially and adversely, including through the imposition of any divestiture requirement, the right of the Company to own its assets or to operate its business as presently operated and as presently proposed to be operated (and no such injunction, judgment, order, decree, ruling or charge will be in effect);

                  (k) there must not have been made or threatened by any Person other than as disclosed on the stock transfer records of the Company, any claim asserting that such Person (i) is the holder or the beneficial owner of or has the right to acquire or to obtain beneficial ownership of, any stock of, or any other equity, voting or ownership interest in, the Company, or (ii) is entitled to all or any portion of the Merger Consideration payable for any Shares if the amount in controversy exceeds $25,000;

                  (l) all actions to be taken by the Company and the Principal Shareholder in connection with consummation of the transactions contemplated by this Agreement, and all certificates, instruments and other documents required to effect the transactions contemplated hereby and thereby, will be reasonably satisfactory in form and substance to Merge;

                  (m) holders  of  no  more  than  five   percent  (5%)  of  the
                      outstanding Shares shall have exercised dissenters' rights under the Nevada Statute and not waived such rights prior to Closing;

                  (n) all  outstanding  options and warrants  for Shares  (other than in the Voting Agreement) shall have been resolved in a manner reasonably satisfactory to Merge;

                  (o) that certain  Consulting  Arrangement  between the Company and Health Care Technology Group dated January 28, 2004 shall have been terminated on or before December 15, 2004; and

                  (p) the  Company  shall  have  entered  into a  consulting  or similar agreement with Leon Kaufman covering the period since expiration of his prior agreement with the Company on the same terms and conditions as such prior agreement.

         7.2      CONDITIONS TO OBLIGATION OF THE COMPANY AND ITS SHAREHOLDERS.

         The obligation of the Company and the Principal Shareholder to consummate the transactions to be performed in connection with the Closing is subject to satisfaction of the following conditions (any of which may be waived, in whole or in part, by the Company and the Principal Shareholder):

                  (a) the  representations  and warranties of Merge set forth in
Section 4 will be true and correct in all material respects at and as of the Closing Date;

                  (b) Merge will have performed and complied with all of its covenants hereunder in all respects through the Closing Date;

                  (c) there will not be any action, suit or proceeding pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling or charge would (i) prevent consummation of any of the transactions contemplated by this Agreement or (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation;

                  (d) Merge will have delivered a certificate to the effect that each of the conditions specified above is satisfied in all respects;

                  (e) Merge will have delivered the Merger Consideration (other than the portion for Dissenting Shareholders and any amount deducted due to a deficiency in Net Asset Value set forth in the Preliminary Balance Sheet) due at Closing to the Transfer Agent and the Holdback to the Escrow Agent;

                  (f) Merge shall have delivered to the Company and the Principal Shareholder an opinion of counsel dated as of the Closing Date from counsel for Merge with respect to the matters set forth in EXHIBIT E attached hereto;

                  (g) the Certificate of Merger as provided in Section 2.3 hereof; and

                  (h) Merge shall have executed and delivered the Consulting Agreement.

                  (i) holders of no more than five percent (5%) of the outstanding Shares shall have exercised dissenters' rights under the Nevada Statute and not waived such rights prior to Closing.

                  (j) Company Shareholder approval shall be obtained.

               SECTION 8. REMEDIES FOR BREACHES OF THIS AGREEMENT

         8.1      SURVIVAL

         Except  as  otherwise  set  forth  in  Section   8.5(c),   all  of  the
representations and warranties of the Company and the Principal Shareholder contained in Section 3 of this Agreement or in any certificate delivered by the Company or the Principal Shareholder pursuant to this Agreement will survive the Closing and continue in full force and effect until the fourth anniversary of the Closing Date in the case of the representations and warranties set forth in Sections 3.9 (Tax Matters), 3.14 (Intellectual Property), 3.15 (Litigation) and
3.17 (Labor Relations; Employees). All other representations and warranties will continue in full force and effect until the first anniversary of the Closing Date.

         8.2      INDEMNIFICATION PROVISIONS FOR BENEFIT OF MERGE

         Prior to the Closing, the Company and the Principal Shareholder and following the Closing, the Principal Shareholder will indemnify and hold harmless Merge, its representatives, shareholders, and controlling persons and, after the Closing, the Acquisition Sub and its representatives, shareholders, and controlling persons (collectively, the "INDEMNIFIED BUYERS") for, and will pay to the Indemnified Buyers the amount of, any loss, liability, claim, damage, expense (including costs of investigation and defense and reasonable attorneys'
fees) or diminution of value, whether or not involving a third-party claim (collectively, "DAMAGES"), arising, directly or indirectly, from or in connection with: (i) any breach of any representation or warranty or covenant made by the Company or Principal Shareholder in this Agreement, the Schedules, or any other certificate or document delivered by the Company or the Principal Shareholder pursuant to this Agreement; (ii) any amounts paid to the holders of Dissenting Shares in excess of their proportionate share of the Merger Consideration and the costs of all proceedings, including attorneys' and expert witness fees, in resolving the claim of any Dissenting Shareholder, (iii) any amount by which the Net Asset Value is less than the Target Amount (which payments shall be made pursuant to Section 2.8(a) and not otherwise subject to this Section 8.2 if made in accordance with Section 2.8(a)), (iv) any

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

outstanding options or warrants for securities of the Company that are not identified or resolved to the satisfaction of Merge as of the Closing, (v) the termination of any employees of the Company occurring at any time prior to the Closing including any failure to provide or deficiency in providing post-employment benefits and/or insurance, (vi) any rights of any landlord of any property leased or used by the Company to recapture such property or impose any penalty or charge in connection with the Company's performance of it's obligations under this Agreement, or (vii) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such Person with any of the Principal Shareholder or the Company (or any Person acting on their behalf) in connection with the transactions set forth herein. The remedies set forth in
Section 8 are exclusive of any other remedy available to Merge and the other Indemnified Persons for a breach of this Agreement or a claim under Section 8.2 other than an injunction for violation of Section 6.4 (Confidentiality) and
Section 6.5 (Non-Competition) and Section 9 (Termination), and other than in the case of fraud or a willful breach by the Company or the Principal Shareholder of any representations, warranties or covenants under this Agreement or the Ancillary Agreements.

         8.3      INDEMNIFICATION PROVISIONS FOR BENEFIT OF THE COMPANY

         Merge will indemnify and hold harmless the Company, and its successors, assigns, and the Principal Shareholder, and will pay to the Company or the Principal Shareholder, as the case may be, the amount of any Damages of the Company or the Principal Shareholder arising, directly or indirectly, from or in connection with any breach of any representation or warranty or covenant made by Merge or Acquisition Sub in this Agreement or in any certificate or document delivered by Merge or Acquisition Sub pursuant to this Agreement. Such representations and warranties shall not survive the Closing. The indemnification provisions of this Section 8 are the exclusive remedy available to the Company and the Principal Shareholder for breaches of representations or warranties contained in this Agreement, except in the case of fraud or a willful breach by Merge or Acquisition Sub of any representations, warranties or covenants under this Agreement.

         8.4      INDEMNIFICATION PROCEDURES

                  (a) Promptly after discovery or receipt of notice by an Indemnified Buyer or the Company or the Principal Shareholder (in each case an "INDEMNIFIED PERSON") under this Section 8 of a claim for which indemnity may be sought, such Indemnified Person will, if a claim is to be made against an indemnifying party, give notice to the indemnifying party of the commencement of such claim, but the failure to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any Indemnified Person, except to the extent that the indemnifying party demonstrates that the defense of such action is prejudiced by the Indemnified Person's failure to give such notice.

                  (b) If any proceeding referred to in Section 8 is brought against an Indemnified Person and it gives notice to the indemnifying party of the commencement of such proceeding, the indemnifying party will pay the costs of defending such proceeding including costs of counsel selected by the Indemnified Person, which counsel shall be reasonably satisfactory to the indemnifying party. The Indemnified Person shall control the defense and settlement of the proceeding provided that the Indemnified Person shall consult with the indemnifying party. The indemnifying party will, unless the claim involves Taxes, be entitled to participate in such proceeding unless the indemnifying party is also or could become a party to such proceeding and the Indemnified Person determines in good faith that such participation would be inappropriate.

         8.5      BASKET; CAP; SOLE SOURCES OF INDEMNIFICATION

                  (a) No Indemnified Person will be entitled to indemnification pursuant to Sections 8.2 or 8.3 unless and until the aggregate amount of Damages with respect to which such Indemnified Person would otherwise be entitled to assert thereunder exceeds $10,000 (the "BASKET AMOUNT"). When the aggregate amount of Damages exceeds the Basket Amount, the indemnified party will be entitled to indemnification for all Damages, including those within the Basket Amount.

                  (b) Except as otherwise set forth in Section 8.5(c), the aggregate amount of all payments made by the Principal Shareholder to all Indemnified Buyers in satisfaction of claims hereunder after Closing shall not exceed the aggregate of (i)the Holdback, (ii)an additional $1,000,000 (not part of the Holdback), and (iii) any amounts paid or payable by Merge under the Consulting Agreement (collectively the "Cap"). Principal Shareholder will assume 100% of Damages in all cases, up to the amount of the Cap, except in the case of Damages for a breach of Section 3.14 (Intellectual Property), Merge and the Principal Shareholder shall assume Damages in the ratio of 80% for the Principal Shareholder and 20% for Merge until the amounts under (i) and (ii) above have been exhausted, and thereafter 100% for the Principal Shareholder up to the remainder of the Cap until Principal Shareholder has paid the entire Cap. Once Principal Shareholder has paid the entire Cap, Principal Shareholder thereafter will have no further liability, other than in the case of fraud or a willful breach by the Company or the Principal Shareholder of any representations, warranties or covenants under this Agreement or the Ancillary Agreements.

                  (c) In addition to all other indemnification by the Principal Shareholder hereunder, Principal Shareholder agrees that the indemnification for damages incurred in connection with the matters set forth in Section 8.2(iv) shall: (i) survive for a period of five years following the date on which the final payment is made to Principal shareholder under the Consulting Agreement (the "Final Payment") and (ii) the indemnification obligation therefor shall not exceed the amount of the Final Payment once the Company's obligations under the Cap have expired in accordance with Section 8.1.

         8.6      RIGHT OF SET-OFF

         During or after the expiration of the Holdback referred to in Section 2.9, Merge upon written notice to a Principal Shareholder specifying in reasonable detail the basis for such set-off, Merge may set off any amount to which it reasonably believes in good faith to be entitled under this Agreement against amounts otherwise payable to the Principal Shareholder under this Agreement or the Ancillary Agreements.

         8.7      DISPUTE RESOLUTION

         ARBITRATION.ERROR! BOOKMARK NOT DEFINED. Any controversy, dispute or claim arising out of or relating to this Agreement (including, but not limited to, any claim regarding the scope or effect of this Section and any claim that this Section is invalid or unenforceable) or the Ancillary Agreements, or the breach hereof or thereof, shall be settled by a single arbitrator in binding arbitration conducted in Milwaukee, Wisconsin in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA"), and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitrator's decision shall be in writing.

         The arbitrator's authority shall include the ability to render equitable types of relief and, in such event, any aforesaid court may enter an order enjoining and/or compelling such actions or relief ordered or as found by the arbitrator. The arbitrator also shall make a determination regarding which party's legal position in any such controversy or claim is the more substantially correct (the "PREVAILING PARTY") and the arbitrator shall require the other party to pay the legal and other professional fees and costs incurred by the Prevailing Party in connection with such arbitration proceeding and any necessary court action. However, notwithstanding the foregoing, the parties expressly agree that a court of competent jurisdiction may enter a temporary restraining order or an order enjoining a breach of this Agreement (including a breach of Sections 6.4 and 6.5) pending a final award or further order by the arbitrator. Such remedy, however, shall be cumulative and nonexclusive, and shall be in addition to any other remedy to which the parties may be entitled.

                             SECTION 9. TERMINATION

         9.1      TERMINATION

         This Agreement may be terminated at any time prior to the Closing, by action taken or authorized by the Board of Directors of the terminating party or parties, whether before or after approval of the matters presented in connection with the Merger by the stockholders of the Company:

                  (a) by mutual written consent of Merge and the Company;

                  (b) by written notice of either the Company or Merge, if the Merger shall not have been consummated prior to March 31, 2005; provided, however, the right to terminate this Agreement under this Section 9.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or results in, the failure of the Merger to occur on or before such date; provided, further, that in the event the failure of the Merger to be consummated by such date is caused by a pending investigation or review by a Governmental Entity, either Merge or the Company (unless such extending party or such extending party's failure to fulfill any obligation under this Agreement has been the cause of, or results in, the existence or continuance of the pending investigation or review) may extend such date to April 30, 2005;

                  (c) by written notice of either the Company or Merge, if any Governmental Entity shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the Merger, and such order, decree, ruling or other action shall have become final and nonappealable;

                  (d) by written notice of either the Company or Merge, if (i) the Board of Directors of the Company shall have withdrawn or adversely modified, or shall have adopted resolutions to withdraw or adversely modify, the Company Recommendation; or (ii) the Board of Directors of the Company shall have approved or recommended, or shall have adopted resolutions to approve or recommend, to the stockholders of the Company, an Acquisition Proposal other than that contemplated by this Agreement;

                  (e) by written notice of Merge, if there has been a breach by the Company or the Principal Shareholder of any representation, warranty, covenant or agreement contained in this Agreement which (i) would result in a failure of the condition set forth in Section 7.1(a) or 7.1(b) and (ii) cannot be cured prior to March 31, 2005, provided that Merge shall have given the Company written notice, delivered at least ten days prior to such termination, stating Merge's intention to terminate this Agreement pursuant to this Section 9.1(e) and the basis for such termination;

                  (f) by written notice of the Company, if there has been a breach by Merge of any representation, warranty, covenant or agreement contained in this Agreement which (i) would result in a failure of a condition set forth in Section 7.2(a) or 7.2(b) and (ii) cannot be cured prior to the March 31, 2005, provided that the Company shall have given Merge written notice, delivered at least ten days prior to such termination, stating the Company's intention to terminate this Agreement pursuant to this Section 9.1(f) and the basis for such termination; or

                  (g) by written notice of either Merge or the Company if the Company Stockholder Approval shall not have been obtained at the Company Stockholders' Meeting duly convened therefor (or at any adjournment or postponement thereof) at which a quorum is present and the vote to adopt and approve this Agreement is taken.

         9.2      EFFECT OF TERMINATION.

                  (a) Limitation on Liability. In the event of termination of this Agreement by either the Company or Merge as provided in Section 9.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Merge, Merger Sub or the Company or their respective Subsidiaries, officers or directors, except with respect to Articles 8 and 9 and with respect to any liabilities or damages incurred or suffered by a party as a result of the willful and material breach by the other party of any of its representations, warranties, covenants or other agreements set forth in this Agreement.

                  (b) Termination Fee. In the event that this Agreement is terminated pursuant to Section 9.1(d), (e) or (g), and an Acquisition Proposal with respect to the Company is consummated or the Company enters into a definitive agreement with respect to an Acquisition Proposal, in either case, within twenty-four months following the termination of this Agreement, then the Company shall pay an amount equal to the greater of (x) five percent (5%) of the aggregate consideration received in such Acquisition Proposal; or (y) twenty-five percent (25%) of the difference between the aggregate consideration received in such Acquisition Proposal and Six Million Dollars ($6,000,000) (such amount, the "Termination Fee") to Merge within two Business Days after the earlier of the consummation of such Acquisition Proposal or execution of a definitive agreement with respect to such Acquisition Proposal. In addition to the foregoing, if (i) this Agreement is terminated pursuant to Section 9.1(e) or
(ii) this Agreement is terminated pursuant to Sections 9.1 (b),(d) or (g) under circumstances in which a Termination Fee is not due pursuant to the preceding sentence, then the Company shall pay Merge an amount equal to the sum of Merge's reasonable documented expenses incurred in connection with the Merger. Payment of expenses pursuant to the foregoing sentence shall be made not later than two Business Days after delivery of notice of demand for payment and a documented itemization setting forth in reasonable detail all expenses (which itemization may be supplemented and updated from time to time by such party until the ninetieth day after such party delivers such notice of demand for payment).

                  (c) All payments under this Section 9.2 shall be made by wire transfer of immediately available funds to an account designated by Merge. The Company acknowledges that the agreements contained in this Section 9.2 are an integral part of the transactions contemplated by this Agreement and that, without these agreements, Merge would enter into this Agreement. Accordingly, if the Company fails promptly to pay any amount due pursuant to this Section 9.2 and, in order to obtain such payment, Merge commences a suit which results in a judgment against the other party for the fee and expenses set forth in this
Section 9.2, such defaulting party shall pay to the prevailing party its costs and expenses (including reasonable attorneys' fees and expenses) in connection with such suit, together with interest on the amount of the fee at eight percent (8%) per annum from the date such payment was required to be made.

                            SECTION 10. MISCELLANEOUS

         10.1     PRESS RELEASES AND ANNOUNCEMENTS

         No party will issue any press release or announcement relating to the subject matter of this Agreement prior to the Closing Date without the prior approval of the other party (which approval will not be unreasonably withheld); PROVIDED, HOWEVER, that any party may make any public disclosure it believes in good faith is required by Law (in which case the disclosing party will advise the other parties prior to making such disclosure).

         10.2     EXPENSES; TRANSFER TAXES

         Except as otherwise set forth in Sections 8 and 9 hereof, the parties hereto will each bear all their own legal, accounting, investment banking and other expenses incurred by them or on their behalf in connection with the transactions contemplated by this Agreement, whether or not such transactions are consummated. The Principal Shareholder will pay and hold Merge harmless from

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payment of all sales,  use,  transfer,  documentary or stamp taxes and recording and filing fees applicable to the assignment of the their Shares to Merge or to any other transaction contemplated by this Agreement or any of the Ancillary Agreements. No expenses incurred by or on behalf of the Principal Shareholder or any of their Affiliates (including the Company) in connection with the transactions contemplated by this Agreement will be paid by or charged to the Company.

         10.3     WAIVER

         The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable Law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement or the Ancillary Agreements can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party;
(b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement, the Ancillary Agreements or the documents referred to herein or therein.

         10.4     FURTHER ASSURANCES

         The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the purposes and intent of this Agreement, the Ancillary Agreements and the documents referred to herein and therein.

         10.5     NO THIRD-PARTY BENEFICIARIES

         This Agreement will not confer any rights or remedies upon any Person other than the Company, the Shareholders and Merge, and their respective successors and permitted assigns.

         10.6     SUCCESSORS AND ASSIGNS

         No party hereto may assign or delegate any of such party's rights or obligations under or in connection with this Agreement or any Ancillary
Agreement without the written consent of the other parties hereto; PROVIDED, HOWEVER, that Merge may without consent assign its rights under this Agreement after the Closing to any Person acquiring all or substantially all of the stock or assets of Acquisition Sub from Merge. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement or in any

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Ancillary Agreement by or on behalf of any of the parties hereto or thereto will be binding upon and enforceable against the respective successors and assigns of such party and will be enforceable by and will inure to the benefit of the respective successors and permitted assigns of such party.

         10.7     SEVERABILITY

         Whenever possible, each provision of this Agreement and any of the Ancillary Agreements, respectively, will be interpreted in such manner as to be effective and valid under applicable Law, but if any provision hereof or thereof is held to be prohibited by or invalid under applicable Law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement or the particular Ancillary Agreement, respectively.

         10.8     COUNTERPARTS; FACSIMILE SIGNATURES

         This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same Agreement. Facsimile signatures shall be deemed to be original signatures for all purposes under this Agreement.

         10.9     DESCRIPTIVE HEADINGS; CONSTRUCTION

         The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this
Agreement. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent and no rule of strict construction will be applied against any party. The use of the word "including" in this Agreement means "including without limitation" and is intended by the parties to be by way of example rather than limitation.

         10.10    NOTICES

         All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given (i) when delivered personally to the recipient or when sent to the recipient by telecopy (receipt confirmed), (ii) one business day after the date sent, when sent to the recipient by reputable express courier service (charges prepaid) or (iii) three business days after the date mailed, when mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications will be sent to the parties at the addresses indicated below:

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If to the Company or Principal Shareholder:

AccuImage Diagnostics Corporation
400 Oyster Point Boulevard, Suite 201
South San Francisco, CA 94080
Fax:   (650) 875-0194

With a copy (which shall not constitute notice) to:
Robert M. Donlon
Morris Manning & Martin LLP
201 S. College Street
Suite 2300
Charlotte, North Carolina 28244
Fax: (704) 554-5050

If to the Merge Companies:
Merge Technologies Incorporated
1126 S. 70th Street, Suite 107B
Milwaukee Wisconsin 53217
Attn: Richard A. Linden, CEO
Fax: (414) 977-4202

With copies (which shall not constitute notice)to:

Michael Best & Friedrich
Attn: Geoffrey Morgan, Esq.
100 East Wisconsin Avenue, Suite 3300
Milwaukee, Wisconsin  53202
Fax: (414) 277-0656

and

George S. Rosic, Esq.
Suite 800
1603 Orrington Avenue
Evanston, IL 60201
Fax: 847-328-1928

or to such other address or to the attention of such other party as the recipient party has specified by prior written notice to the other parties.

         10.11    ENTIRE AGREEMENT

         This Agreement (including the Exhibits and Schedules referred to herein) constitutes the entire agreement among the parties and supersedes any

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prior  understandings,  agreements or  representations  by or among the parties, written or oral, that may have related in any way to the subject matter hereof.

         10.12    AMENDMENTS

         The provisions of this Agreement may be amended or waived only by a written agreement executed and delivered by each of the parties hereto. No course of dealing between the parties to this Agreement or any delay in exercising any rights hereunder will operate as a waiver of any rights of such parties.

         10.13    TIME OF ESSENCE

         With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

         10.14    INCORPORATION OF EXHIBITS AND SCHEDULES

         The  Exhibits  and   Schedules   identified   in  this   Agreement  are
incorporated herein by reference and made a part hereof.

         10.15    ATTORNEYS' FEES; GOVERNING LAW

         Except as otherwise specifically provided herein, the prevailing party in any action or proceeding shall be entitled to receipt of reasonable attorneys' fees from the non-prevailing party in such action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY AND INTERPRETATION OF THIS AGREEMENT AND THE EXHIBITS AND SCHEDULES HERETO WILL BE GOVERNED BY THE INTERNAL LAW, AND NOT THE LAW OF CONFLICTS, OF THE STATE OF WISCONSIN.

            IN WITNESS WHEREOF, the parties hereto have executed and deliver this Agreement on the date first written above.

ACCUIMAGE DIAGNOSTICS                  MERGE TECHNOLOGIES
CORP.                                  INCORPORATED

By:         /s/ AVIEL FALIKS            By:      /s/ RICHARD LINDEN
   ----------------------------------       ------------------------------------
    Aviel Faliks, President and CEO           Richard Linden, President and CEO


            /s/ AVIEL FALIKS            ADI ACQUISITION CORP.
-------------------------------------
    Aviel Faliks, as                    By:      /s/ RICHARD LINDEN
    Principal Shareholder                   ------------------------------------
                                              Richard Linden, President